SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                  )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
COMPENSATION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG HASBRO, S&P 500 AND RUSSELL 1000 CONSUMER DISCRETIONARY ECONOMIC SECTOR(1)
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL TO APPROVE AN AMENDMENT TO THE 2003 STOCK INCENTIVE PERFORMANCE PLAN
EQUITY COMPENSATION PLANS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ADDITIONAL INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSAL
HASBRO, INC. GLOBAL HUMAN RIGHTS STANDARDS
RESPONSE OF THE HASBRO, INC. BOARD OF DIRECTORS
OTHER BUSINESS
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
COST OF SOLICITATION
Appendix A HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE
Appendix B HASBRO, INC. 2003 STOCK INCENTIVE PERFORMANCE PLAN AND FIRST AMENDMENT

HASBRO, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:
      10:00 a.m. local time

Date:
      Thursday, May 19, 2005

Place:

Hasbro, Inc. Corporate Offices
1027 Newport Avenue
Pawtucket, Rhode Island 02862

Purpose:

•	Elect twelve directors.

•	Approve an Amendment to the 2003 Stock Incentive Performance Plan.

•	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.

•	Consider and vote upon a shareholder proposal entitled “Hasbro, Inc.-Global Human Rights Standards.”

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Hasbro’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director, “FOR” the approval of the amendment to the 2003 Stock Incentive Performance Plan and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2005.

•	Hasbro’s Board of Directors recommends that you vote your shares “AGAINST” the “Hasbro, Inc.-Global Human Rights Standards” proposal.

•	Shareholders of record of Hasbro common stock at the close of business on March 31, 2005 may vote at the meeting.

•	You are cordially invited to attend the meeting to vote your shares in person. If you are not able to do so, you may vote by Internet, by telephone or by mail. See the enclosed proxy card and proxy statement for specific instructions. Please vote your shares.

By Order of the Board of Directors

Barry Nagler
Secretary
Dated: April 8, 2005

HASBRO, INC.
1027 Newport Avenue
Pawtucket, Rhode Island 02862

PROXY STATEMENT
2005 ANNUAL MEETING OF SHAREHOLDERS
To be held May 19, 2005

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is sending these proxy materials to you on or about April 8, 2005 in connection with Hasbro’s 2005 Annual Meeting of Shareholders (the “Meeting”), and the Board’s solicitation of proxies in connection with the Meeting. The Meeting will take place at 10:00 a.m. local time on Thursday, May 19, 2005 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, RI 02862. The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s directors and most highly paid executive officers, and certain other required information. Hasbro’s 2004 Annual Report to Shareholders is also enclosed with this mailing.

Q:	What proposals will be voted on at the Meeting?

A:	There are four proposals scheduled to be voted on at the Meeting:

•	Election of twelve directors.

•	Approval of an Amendment to the 2003 Stock Incentive Performance Plan.

•	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2005.

•	A shareholder proposal entitled “Hasbro, Inc.-Global Human Rights Standards.”

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of March 31, 2005, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Hasbro’s Dividend Reinvestment and Cash Stock Purchase Program and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record
      If your shares are registered directly in your name with Hasbro’s Transfer Agent, EquiServe Trust Company, N.A. (“EquiServe”), you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by EquiServe on behalf of Hasbro. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting. Hasbro has enclosed a proxy card for you to use.

Beneficial Owner
      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Meeting.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of March 31, 2005 and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 31, 2005, or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of identification.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Meeting.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Vote-by-Internet” instructions on the proxy card.

By Telephone — You may submit your proxy by following the “Vote-by-Telephone” instructions on the proxy card.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of directors. In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST” the proposal.

If you sign your proxy card with no instructions, your shares will be voted in accordance with the recommendations of the Board with respect to the election of directors, the ratification of the selection of KPMG as the independent auditor for 2005 and other matters which may be considered at the Meeting for which discretionary voting is permitted. Please note that, as is described below, this does not apply to any units of the Hasbro Stock Fund which you hold in Hasbro’s Retirement Savings Plan.

With respect to the proposed amendment to the 2003 Stock Incentive Performance Plan and the “Hasbro, Inc. — Global Human Rights Standards” shareholder proposal, discretionary voting authority is not permitted. For these proposals proxy cards which are signed without instructions will not be voted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005.

Q:	What is the quorum for the Meeting?

A:	Holders of record (the “Shareholders”) of the Common Stock on March 31, 2005 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 178,218,518 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

Q:	How do participants in the Hasbro Retirement Savings Plan vote their shares?

A:	If your account in the Hasbro Retirement Savings Plan has units of the Hasbro Stock Fund, the accompanying proxy card indicates the number of shares of Common Stock beneficially owned by you under the Retirement Savings Plan. When a participant proxy card is returned properly signed and completed, Fidelity Management Trust Company (the “Trustee”) will vote the participant’s shares in the manner directed by the participant. If the participant makes no directions, the Trustee will not vote the shares.

Q:	What happens if I have consented to electronic delivery of the proxy statement and other annual meeting materials?

A:	If you have consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the proxy statement and annual report on the Company’s website, and in the case of the proxy card, on EquiServe’s website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Even if you have consented to electronic delivery of the annual meeting materials, you may still receive a paper copy of the notice of the annual meeting. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the authentication number on your proxy card, choose whether you would like to receive proxy material via electronic or postal delivery. If you would like to receive future proxy materials electronically simply select that option and enter and verify your current e-mail address. During the year, shareholders of record may sign up to receive their annual meeting materials electronically over the Internet using their Hasbro stock account number and social security or taxpayer identification number. The Hasbro stock account number is located on a registered shareholder’s dividend checks and Dividend Reinvestment Plan statements, if they participate in the Dividend Reinvestment Plan. To sign up registered shareholders can go to the website http://www.econsent.com/has. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

ELECTION OF DIRECTORS
(Proposal No. 1)
      Twelve directors are to be elected at the Meeting. All of the directors elected at the Meeting will serve until the 2006 Annual Meeting of Shareholders (the “2006 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
      The Board has recommended as nominees for election as directors to serve until the 2006 Meeting the persons named in the table below. All of the nominees are currently directors of the Company. E. John Rosenwald, Jr., whose term as a director expires at the Meeting, is retiring and is not standing for re-election. The shareholders are not being asked to elect a thirteenth director at the Meeting and the proxies cannot be voted for more than twelve directors at the Meeting. Effective at the Meeting the total number of directors comprising the Board is being reduced from thirteen to twelve.
      Unless otherwise specified in the accompanying proxy card, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee named below will be unable to serve as a director.
      The following table sets forth as to each nominee for election at the Meeting: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) other directorships of publicly held companies or investment companies; and (v) period of service as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Nominees for Terms Expiring in 2006
Basil L. Anderson	60	Vice Chairman, Staples, Inc. (office supply company) since 2001. Prior thereto, Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company (consumer products company) since 1996. Director of Becton, Dickinson and Company, Charles River Associates Incorporated, Moody’s Corporation and Staples, Inc.	2002

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Alan R. Batkin	60	Vice Chairman, Kissinger Associates, Inc. (strategic consulting firm) since 1990. Director of Diamond Offshore Drilling, Inc., Overseas Shipholding Group, Inc. and Cantel Medical Corp. Mr. Batkin also serves on the boards of two funds within the Merrill Lynch IQ Investment Advisors Fund family.	1992
Frank J. Biondi, Jr.	60	Senior Managing Director, WaterView Advisors LLC (private equity fund specializing in media) since 1999. Prior thereto, Chairman and Chief Executive Officer of Universal Studios (major film, TV, and recorded music company) from 1996 to 1998. Director of Amgen, Inc., Harrah’s Entertainment, Inc. and The Bank of New York.	2002
John M. Connors, Jr.	62	Chairman of Hill, Holliday, Connors, Cosmopulos, Inc. (full-service advertising agency) since 1995.	2004
E. Gordon Gee	61	Chancellor, Vanderbilt University since 2000. Prior thereto, President, Brown University from 1997 to 2000. Prior thereto, President, The Ohio State University. Director of Dollar General Corporation, Gaylord Entertainment Company, The Limited, Inc. and Massey Energy Company.	1999
Jack M. Greenberg	62	Chief Executive Officer of McDonald’s Corporation (restaurant franchiser) from August 1998 to December 2002. Chairman of the Board of McDonald’s Corporation from May 1999 until December 2002. Director of The Allstate Corporation, First Data Corporation and Manpower, Inc.	2003
Alan G. Hassenfeld	56	Chairman of the Board since 1999. Prior to May 2003, Chairman of the Board and Chief Executive Officer since 1999. Prior thereto, Chairman of the Board, President and Chief Executive Officer. Director of salesforce.com, inc.	1978
Claudine B. Malone	68	President and Chief Executive Officer, Financial and Management Consulting, Inc. (consulting firm) since 1984. Director of LaFarge North America, Lowe’s Companies, Inc., Novell Inc. and Science Applications International Corporation. Ms. Malone previously served as a Director of Hasbro from 1992 to 1999.	2001
Edward M. Philip	39	President and Chief Executive Officer of Decision Matrix Group, Inc. (research and consulting firm) since May 2004. Prior thereto Senior Vice President of Terra Networks, S.A. (global internet company) from October 2000 to January 2004. Chief Financial Officer and Secretary of Lycos, Inc. from December 1995 to October 2000. Chief Operating Officer of Lycos, Inc. from December 1996 to October 2000.	2002
Eli J. Segal	62	Chairman of the Board, SchoolSports, Inc. (magazine and internet content provider) since 2000. Prior thereto, President and Chief Executive Officer, the Welfare to Work Partnership (nonpartisan business organization) from 1997 to 2000. Director of A.C. Moore Arts and Crafts, Inc.	2001

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Paula Stern	60	Chairwoman, The Stern Group, Inc. (international advisory firm in the areas of business and government strategy) since 1988. Alkire Chair in International Business, Hamline University, from 1994 to 2000. Director of Avaya, Inc., Avon Products, Inc. and The Neiman Marcus Group, Inc.	2002
Alfred J. Verrecchia	62	President and Chief Executive Officer since May 2003. Prior thereto, President and Chief Operating Officer from 2001 to May 2003. Prior thereto, President, Chief Operating Officer and Chief Financial Officer from 2000 to 2001. Prior thereto, Executive Vice President, Global Operations and Chief Financial Officer from 1999 to 2000. Prior thereto, Executive Vice President, Global Operations and Development during 1999. Director of CVS Corporation, FM Global and Old Stone Corporation.	1992
      Those directors who are also executive officers of the Company serve as officers and directors of the Company’s various subsidiaries at the request and convenience of the Company.
      Vote Required. The affirmative vote of a majority of those shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the election of directors is required to elect directors. Broker non-votes are not counted as present and entitled to vote for the election of directors for purposes of determining if a director receives an affirmative vote of the majority of the shares present and entitled to vote.
   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY

Code of Conduct
      Hasbro has a Code of Conduct which is applicable to all of the Company’s employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct addresses such issues as conflicts of interest, protection of confidential Company information, financial integrity, compliance with laws, rules and regulations, insider trading and proper public disclosure. Compliance with the Code of Conduct is mandatory for all Company employees, officers and directors. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, including dismissal.
      The Code of Conduct is available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.” Although the Company generally does not intend to provide waivers of, or amendments to, the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Controller, or any other officers, directors or employees, information concerning any waiver of, or amendment to, the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller, or any other executive officer or director of the Company, will be promptly disclosed on the Company’s website in the location where the Code of Conduct is posted.

Corporate Governance Principles
      Hasbro has adopted a set of Corporate Governance Principles which address qualifications for members of the Board of Directors, director responsibilities, director access to management and independent advisors, director compensation and many other matters related to the governance of the Company. The Corporate Governance Principles are available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”

Director Independence
      Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with the New York Stock Exchange’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor.
      The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships, in making independence determinations. Using the Independence Standards the Board has determined that each of its members, with the exceptions of Alan G. Hassenfeld, E. John Rosenwald, Jr. and Alfred J. Verrecchia, are independent. The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance” and are attached as Appendix A to this proxy statement.

Board Meetings and Director Attendance at the Annual Meeting
      During 2004, the Board held six meetings. All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2004 and (ii) the meetings of any committees held during their tenure as members of such committees during 2004. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. Twelve members of the Board attended the 2004 Annual Meeting of Shareholders.

Presiding Non-Management Director and Communicating with the Board
      Executive sessions of the non-management members of the Company’s Board of Directors are presided over by the presiding non-management director (the “Presiding Director”), who is also the Chair of the Nominating, Governance and Social Responsibility Committee. Interested parties may contact the Presiding Director confidentially by sending correspondence to c/o Chair of the Nominating, Governance and Social Responsibility Committee, Hasbro, Inc., P.O. Box 495, Pawtucket, Rhode Island 02860. Persons may also contact the Board of Directors as a whole through the Presiding Director in the manner set forth in the preceding sentence.

Board Committees
      Audit Committee. The Audit Committee of the Board, which currently consists of Basil L. Anderson (Chair), Alan R. Batkin, Claudine B. Malone and Edward M. Philip, held ten meetings in 2004. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”
      The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. The Board has determined that all four of the Company’s current Audit Committee members (Basil L. Anderson, Alan R. Batkin, Claudine B. Malone and Edward M. Philip) qualify as Audit Committee Financial Experts, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.
      The Board does not have a policy setting rigid limits on the number of audit committees on which a member of the Company’s Audit Committee can serve. Instead, in cases where an Audit Committee member serves on more than three audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on the Company’s Audit Committee. Three members of the Company’s Audit Committee, namely Mr. Anderson, Mr. Batkin and Ms. Malone, serve on more than three public company audit committees. In each of these cases, the Board has made a determination that such simultaneous service does not impair such person’s service on the Company’s Audit Committee.
      Compensation and Stock Option Committee. The Compensation and Stock Option Committee of the Board, which currently consists of Alan R. Batkin, Frank J. Biondi, Jr. (Chair), Jack M. Connors, Jr. and Eli J. Segal, held four meetings in 2004. The Compensation and Stock Option Committee is responsible for overseeing all employee compensation and benefit plans, is authorized to make grants and awards under the Company’s employee stock equity plans and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee.
      The current Compensation and Stock Option Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.” The Board has determined that each member of the Compensation and Stock Option Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards.
      Executive Committee. The Executive Committee of the Board, which currently consists of Basil L. Anderson, Frank J. Biondi, Jr., Alan G. Hassenfeld (Chair) and Eli J. Segal, did not meet in 2004. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to amendment of the Articles of Incorporation or By-laws of the Company, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.”
      Nominating, Governance and Social Responsibility Committee. The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of E. Gordon Gee, Jack M. Greenberg, Eli J. Segal (Chair) and Paula Stern, met four times in 2004. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and the compensation of non-employee directors, and shares with the Compensation and Stock Option Committee responsibility for evaluation of the Chief Executive Officer. Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes issues of social responsibility and related corporate conduct. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investor Information — Corporate Governance.” The Board has determined that each member of the Nominating Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards.
      In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other Board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Nominating Committee will consider nominees recommended by shareholders for election to the Board if such nominations are made in accordance with the process set forth below under “Shareholder Proposals and Director Nominations”.
      The Nominating Committee uses multiple sources for identifying and evaluating nominees for directors, including referrals from current directors, recommendations by shareholders and input from third party executive search firms. Third party executive search firms assist the Nominating Committee by identifying candidates with expertise and experience relevant to the Company’s business who are interested in serving on the Company’s Board. The Nominating Committee will consider and evaluate candidates recommended by shareholders on the same basis as candidates recommended by other sources. As of December 17, 2004 the Nominating Committee had not received a recommended nominee for election to the Board in 2005 from an individual shareholder, or group of shareholders, who beneficially owned more than 5% of the Company’s Common Stock.

Additional Availability of Corporate Governance Materials
      In addition to being accessible on the Company’s website, copies of the Company’s Code of Conduct, Corporate Governance Principles and the charters of the four Committee’s of the Board of Directors are all available free of charge upon request to the Company’s General Counsel and Secretary, c/o Hasbro, Inc., 1011 Newport Avenue, P.O. Box 1059, Pawtucket, Rhode Island, 02862-1059.

Shareholder Proposals and Director Nominations

General Shareholder Proposals
      Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company’s 2006 annual meeting must be received by the Secretary of the Company at the Company’s executive offices no later than December 9, 2005. The address of the Company’s executive offices is 1027 Newport Avenue, Pawtucket, Rhode Island 02862. Such proposals must also comply with the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.
      With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2006 annual meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company by December 26, 2005. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2006 annual meeting with respect to proposals received prior to December 26, 2005, provided (i) the Company includes in its 2006 annual meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

Director Nominations
      The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.
      To be considered by the Nominating Committee, director nominations must be submitted to the General Counsel and Secretary of the Company at the Company’s executive offices, 1011 Newport Avenue, Pawtucket, Rhode Island 02862 at least 120 days prior to the one-year anniversary of the release to the Company’s shareholders of the proxy statement for the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2006 Annual Meeting of Shareholders must be submitted no later than December 9, 2005. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee and who undertake to continue to hold at least 1% of the Company’s Common Stock through the date of the next annual meeting. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration.
      Submissions to the Nominating Committee should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s Independence Standards and the rules of the New York Stock Exchange, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
      The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s articles of incorporation, by-laws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.
COMPENSATION OF DIRECTORS
      All members of the Board of Directors who are not otherwise employed by the Company (“Non-employee Directors”) receive a retainer of $45,000 per year. The Chairs of the Audit Committee, the Compensation and Stock Option Committee and the Nominating, Governance and Social Responsibility Committee each receive an additional retainer of $10,000 per year for their service as Chairs of these committees. The Company’s Presiding Director receives an additional retainer of $40,000 per year. Non-employee Directors receive a fee of $1,500 for each Board or committee meeting attended. Action by written consent is not considered attendance at a meeting for purposes of fees to directors.
      Pursuant to the Deferred Compensation Plan for Non-employee Directors (the “Deferred Plan”), which is unfunded, Non-employee Directors must defer a minimum of 33% of the annual Board retainer fee into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each Non-employee Director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee Directors may defer the remainder of their retainer and/or meeting fees into the stock unit account or an interest account, which bears interest at the five-year Treasury rate. The Company makes a deemed matching contribution to the stock unit account equal to 10% of the amount deferred by the participant into the stock unit account, with one-half of such Company contribution vesting on December 31st of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided the participant is a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.
      Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each Non-employee Director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board is entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

      Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) which is described below, are not eligible to participate in the Retirement Plan, and automatically participate in the 2003 Director Plan. The benefits of the 2003 Director Plan replace the benefits of both the Retirement Plan and the 1994 Director Plan (described below) going forward. Non-employee Directors who were serving on the Board prior to May 13, 2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continue to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and do not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.
      Under the Company’s former Stock Option Plan for Non-employee Directors (the “1994 Director Plan”), approved by shareholders on May 11, 1994, each Non-employee Director then in office received on May 11, 1994 and each Non-employee Director who joined the Board after May 11, 1994 received upon becoming a director, a one-time grant of a nonqualified, nontransferable ten-year option to purchase 11,250 shares of Common Stock at 110% of the fair market value per share of Common Stock on the date of grant. The options became exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant, except that exercisability was to be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 1994 Director Plan. The 1994 Director Plan was cancelled effective upon the date of shareholder approval of the 2003 Director Plan and no further grants are being made under the 1994 Director Plan, provided, however, that options previously granted under the 1994 Director Plan continue in effect in accordance with their terms.
      The Company’s 2003 Stock Option Plan for Non-Employee Directors, which was approved by the Company’s shareholders at the 2003 Meeting, replaced the benefits of the Retirement Plan and the 1994 Director Plan described in the immediately preceding paragraphs. Under the 2003 Director Plan each Non-employee Director who was serving as a director immediately following the 2003 Meeting and whose effective date for participation in the 2003 Director Plan was May 14, 2003, received a one-time grant of a nonqualified, nontransferable ten-year option to purchase 6,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant (the “First Annual Options”). The First Annual Options become exercisable at a rate of 33 1/3% per year commencing on the May 1st next following the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 2003 Director Plan. On each subsequent May 1st, all Non-employee Directors then serving on the Board, with certain exceptions, whose effective date for participation in the 2003 Director Plan is on or prior to such May 1st, receive an additional option to purchase 6,000 shares of the Company’s Common Stock. These additional annual options otherwise have the same terms as the First Annual Options, except that the exercise price is based on the fair market value of the Common Stock on the date of grant of such additional annual options. Non-employee Directors initially joining the Board after May 14, 2003 receive, under the 2003 Director Plan, an initial option to purchase 12,000 shares of Common Stock upon their election to the Board (the “Initial Options”). The Initial Options have the same terms as annual options under the 2003 Director Plan except that they become exercisable at a rate of 20% per year commencing of the first anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company’s wholly-owned subsidiary, Hasbro Canada Corporation (“Hasbro Canada”), leases an office and warehouse facility from Central Toy Manufacturing Inc. (“CTM”), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Sylvia K. Hassenfeld, a former director of the Company and mother of Alan G. Hassenfeld, is executrix and a beneficiary of the estate of Merrill Hassenfeld. During 2000, the CTM lease was renewed for a three-year term ending on January 31, 2004 at rentals of approximately $579,000, $589,000 and $599,000 Canadian for the three years, respectively. During 2003 a new lease was signed for a six-year term ending on January 31, 2010, with one three-year renewal option that Hasbro Canada can exercise at the end of the term. The new lease also provides Hasbro Canada with a right to terminate the lease on January 31, 2007, or at any time thereafter, upon six months’ written notice. The rent provided for in this six-year lease is $525,000 Canadian per year (approximately $427,000 U.S. at exchange rates in effect at the end of 2004). In accordance with this new lease, total rent paid by Hasbro Canada to CTM for the lease of the office and warehouse facility in 2004 was approximately $427,000 U.S. at exchange rates in effect at the end of 2004. In management’s opinion, this lease is on terms at least as favorable as would otherwise presently be obtainable from unrelated parties.
      Bear, Stearns & Co. Inc. provides investment banking and related services to the Company. In fiscal 2004, these services included repurchasing, on behalf of the Company, a portion of the Company’s outstanding long-term debt using proceeds from the Company’s trade accounts receivable securitization facility and cash on hand. E. John Rosenwald, Jr., a director of the Company, is a director and Vice Chairman of Bear, Stearns & Co. Inc.
      Lucas Licensing Ltd. (“Licensing”) and Lucasfilm Ltd. (“Film” and together with “Licensing”, “Lucas”) own in the aggregate exercisable warrants to purchase 15,750,000 shares of Common Stock which were obtained in arms-length negotiations with the Company in connection with the Company’s obtaining of certain rights. The Common Stock subject to such warrants would, if all warrants were fully exercised, constitute approximately 8.1% of the Company’s outstanding shares. Accordingly, under SEC Rule 13d-3, George W. Lucas, Jr., as owner, director and an officer of Film and Licensing, may be deemed to own approximately 8.1% of the Company’s outstanding shares. See “Voting Securities and Principal Holders Thereof.” In fiscal 2004, the Company paid an aggregate of approximately $1.2 million in royalties to Licensing pursuant to license agreements entered into at arms length in the ordinary course of business.
      In January 2003, the Company amended its license with Licensing for the manufacture and distribution of STAR WARS toys and games. Under the amended agreement the term was extended by ten years and is expected to run through 2018. In addition, the minimum guaranteed royalties due to Licensing were reduced by $85 million. In a separate agreement, the warrants previously granted to Lucas were also amended. Under this warrant amendment, the terms of each of the warrants issued to Lucas were extended by ten years. The warrant amendment agreement provides the Company with an option through October 2016 to purchase all of these warrants from Lucas for a price to be paid at the Company’s election of either $200 million in cash or $220 million in Common Stock, such stock being valued at the time of the exercise of the option. Also, the warrant amendment agreement provides Lucas with an option through January 2008 to sell all of these warrants to the Company for a price to be paid at the Company’s election of either $100 million in cash or $110 million in Common Stock, such stock being valued at the time of the exercise of the option.
      Alfred J. Verrecchia, the Company’s President and Chief Executive Officer, is Chairman of Lifespan, a hospital holding company. Two of Lifespan’s member hospitals are the Hasbro Children’s Hospital and the Miriam Hospital. In fiscal 2004, the Company donated approximately $3 million in aggregate to the Hasbro Children’s Hospital and the Miriam Hospital.
      Andrea Patterson, daughter of E. David Wilson, is employed by the Company as a Director of Human Resources. For fiscal 2004 Ms. Patterson was paid an aggregate salary and bonus of $142,924, and was granted stock options to purchase 1,250 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Michael Verrecchia, son of Alfred J. Verrecchia, was employed by the Company as a Director of Marketing until October 22, 2004. Michael Verrecchia returned to the Company on February 14, 2005. For fiscal 2004, Mr. Verrecchia was paid an aggregate salary of $81,601, and was granted stock options to purchase 1,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
AMONG HASBRO, S&P 500 AND RUSSELL 1000
CONSUMER DISCRETIONARY ECONOMIC SECTOR(1)
      The following graph tracks an assumed investment of $100 on the start dates indicated below in the Company’s Common Stock, the S&P 500 Index and the Russell 1000 Consumer Discretionary Economic Sector, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance of the Company’s Common Stock is not necessarily indicative of future performance.

	1999	2000	2001	2002	2003	2004

Hasbro	$100	$60	$93	$64	$122	$112

S&P 500 Index	$100	$92	$82	$63	$80	$90

Russell 1000 Consumer Discretionary Economic Sector	$100	$71	$75	$57	$76	$86

(1)	While the information for Hasbro’s Common Stock and the S&P 500 Index is as of the last trading day in Hasbro’s fiscal year, the data for the Russell 1000 Consumer Discretionary Economic Sector is as of the last trading day in the calendar year.

REPORT OF THE
COMPENSATION AND STOCK OPTION COMMITTEE
OF THE BOARD OF DIRECTORS
Hasbro Compensation and Stock Option Committee
      The Compensation and Stock Option Committee (the “Committee”) of Hasbro’s Board of Directors is responsible for overseeing all employee compensation and benefit plans and is authorized to make grants and awards under the Company’s employee stock equity plans. In establishing the cash compensation and equity awards for the Company’s Chairman and Chief Executive Officer, the Committee reviews benchmarking information provided by outside compensation consultants. In authorizing and approving cash compensation and equity awards for executive officers other than the Chairman and the Chief Executive Officer, the Committee reviews the recommendations of the Chief Executive Officer in addition to benchmarking information provided by outside consultants.
      The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of the New York Stock Exchange’s corporate governance listing standards.
2004 Compensation Policies With Respect to Executive Officers

Executive Compensation Philosophy
      In structuring the compensation of the Company’s executive officers (including those five named executive officers appearing in the Summary Compensation Table that immediately follows this report) the Committee’s fundamental objective is to maximize the performance of the Company and maximize the value of the Company to its shareholders. To achieve this objective the Committee structures Hasbro’s executive compensation and benefits so as to:

•	attract and retain talented executives who can make important contributions to the success of the Company,

•	reward these executives for superior performance,

•	provide executives with a strong incentive to increase the performance of the Company and the value of the Company to its shareholders, and

•	achieve these objectives in as cost-effective a manner as possible from the Company’s perspective.
      The Committee employed the assistance of two outside executive compensation consultants to provide benchmarking information and other assistance to the Committee in structuring the Company’s 2004 executive compensation program. Although these two outside consultants have performed other services for the Company, in the case of providing this assistance to the Committee they were retained by, and reported directly to, the members of the Committee. The outside consultants provided additional information as to whether the Company’s executive compensation programs are reasonable and effective in maximizing the performance of the Company and the return to the Company’s shareholders.
      The Committee considers the requirements of Code Section 162(m) in determining the various elements of its executive compensation program and, to the extent it is consistent with meeting the objectives of the Company’s executive compensation program, structures such compensation to maximize the ability of the Company to deduct such compensation. However, the Committee reserves the right to award compensation that would not be deductible under Section 162(m) where the Committee believes this is in the best interests of the Company and its shareholders.

Primary Elements of 2004 Executive Compensation
      Executive compensation for fiscal year 2004 was composed of four primary elements:

•	base salary,

•	management incentive bonus awards,

•	equity awards, and

•	employee benefits.
      Each of these elements is described in detail below.

Base Salary
      Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position being filled, the experience of the individual being hired and the competitive marketplace for comparable executive talent. Subsequent yearly adjustments in base salaries are made only in the event of changes in duties and responsibilities for the executive, or significant lack of competitiveness of the base salary with market compensation.
      The Committee generally sets executive base salaries and target bonus awards to be competitive with other consumer products, leisure and lifestyle companies, as well as companies generally, as surveyed in Hewitt Executive Total Compensation Measurement, prepared by Hewitt Associates, LLP, and Towers Perrin’s Executive Compensation Databank. The Committee believes that this positions the Company’s salaries and target bonus awards at a level that allows the Company to hire and retain talented and highly motivated executives while also keeping the cost of the Company’s executive compensation at a reasonable level as compared to comparable companies.
      The salaries for all five of the Company’s most highly compensated executive officers in fiscal 2004 are included in the Summary Compensation Table on page 20 of this proxy statement. For these five named executive officers, only Mr. Goldner received an increase in base salary for fiscal 2004. Mr. Goldner’s annual base salary was increased from $550,000 in fiscal 2003 to $700,000 in fiscal 2004 to reflect the significant additional responsibilities which he undertook during 2004. As with the Company’s five named executive officers, except in cases of increases in responsibility or significant lack of competitiveness with market compensation, there were no increases in base salaries for the Company’s other executive officers in fiscal 2004.

Management Incentive Bonus Awards
      Approximately 1,270 of the Company’s employees, including all of the Company’s executive officers, were awarded management incentive bonuses with respect to fiscal 2004. Management incentive bonus awards for the Company’s executive officers were determined under two programs for fiscal 2004.
      The management incentive bonus eligibility of Mr. Hassenfeld, Mr. Verrecchia, Mr. Goldner and Mr. Wilson was determined pursuant to the Company’s 2004 Senior Management Annual Performance Plan (the “Annual Performance Plan”). Under the Annual Performance Plan, the Committee designated fiscal 2004 corporate and business unit performance goals for the Company at the beginning of the fiscal year. These performance goals were based on the 2004 operating plan and budgets approved by the Company’s Board of Directors and were the same performance criteria used for the Company’s other bonus eligible employees.
      The setting of performance goals involved both selecting the performance metrics that would be used to evaluate bonus eligibility and establishing the performance targets for each of those metrics. The Committee used four performance metrics to measure corporate performance in 2004. The four corporate performance criteria were total net revenues, net revenues attributable to identified core brand drivers, operating margin and free cash flow. Business unit performance objectives were based on the first three of these criteria, namely total net revenues, net revenues attributable to identified core brand drivers and operating margin. In addition to establishing the performance criteria and target performance objectives for each such criteria, at the beginning of 2004 the Committee also established target bonus awards and maximum awards for each participant in the Annual Performance Plan corresponding with various levels of performance against the designated objectives.
      For Mr. Hassenfeld and Mr. Verrecchia, management incentive bonuses for 2004 were weighted 100% for corporate performance against the four corporate performance targets listed above. For Mr. Goldner and Mr. Wilson, who have business unit responsibility, bonuses were weighted 40% for corporate performance against the four corporate targets, and 60% for business unit performance, which consisted not only of the performance of the Company’s U.S. Toys and Games segments respectively, but also of the performance of other business units being overseen by Mr. Goldner and Mr. Wilson, against the three business unit objectives.
      The ultimate management incentive bonus paid with respect to 2004 was a function of the percentage of the performance goals achieved, with the Committee reserving the right to lower the bonus paid in its sole discretion in each case. The following Summary Compensation Table includes the management incentive bonus awarded to each of the Company’s named executive officers for fiscal 2004.
      For fiscal 2004, Mr. Hassenfeld, Mr. Goldner and Mr. Wilson were awarded management incentive bonuses in the amount of $815,000, $300,000 and $365,000, respectively. The Company’s performance in 2004 represented 78% achievement of the corporate performance goals under the Annual Performance Plan. The weighted achievement of all target corporate objectives, U.S. Toy segment objectives and objectives of the other areas of the Company’s business overseen by Mr. Goldner was 42%. The weighted achievement of all target corporate objectives, Games segment objectives and objectives of the other areas of the Company’s business overseen by Mr. Wilson was 80%.
      With respect to executive officers other than Mr. Hassenfeld, Mr. Verrecchia, Mr. Goldner and Mr. Wilson, target bonuses in fiscal 2004 were determined pursuant to the Company’s Management Incentive Plan (MIP). The same corporate performance criteria and targets that were used under the Annual Performance Plan were used under the MIP for fiscal 2004. The bonuses under the MIP for the remaining executive officers, all of whom are deemed to have corporate-wide responsibility, were based 100% on corporate performance. In all cases, the bonuses earned under the MIP could be subject to adjustment downward to as low as 0% and upward by a factor of up to an additional 50%, based on individual performance against specified management objectives. In all cases, the bonuses for corporate performance were reviewed by the Committee and adjusted to reflect the individual performance of the executive in question.

Long-Term Incentive Strategy and Equity Awards
      The Committee is currently in the process of determining the Company’s future long-term incentive compensation strategy and as part of that process is considering whether the Company will begin to employ long-term incentive cash bonuses, stock appreciation rights, restricted stock, restricted stock units and/or other compensation vehicles as a more significant component of overall long-term compensation. The Committee is reevaluating the Company’s current long-term compensation strategy in light of a number of developments, including the mandatory expensing of stock options, which is anticipated to become effective in the third quarter of 2005, and the increasing use of restricted stock and/or performance awards in executive compensation. In recent years the Company has only infrequently used restricted stock and restricted stock units as a reward and retention mechanism, choosing instead to use stock options as the predominant means of providing equity compensation. No restricted stock or restricted stock unit grants were made to the Company’s executive officers in 2004.
      In fiscal 2004, non-qualified stock options were granted to all of the Company’s executive officers pursuant to the Company’s employee stock option plans. The Committee granted individual options to executive officers in order to provide an incentive to motivate and retain those individuals who are important to the Company’s future success. Stock options are designed to align the interests of executives with those of shareholders by providing executives with a benefit from price appreciation in the Common Stock after the date of grant. In establishing the number of shares covered by the option grants made to the Company’s individual executive officers, the Committee determined grant levels which it believed compensated these individuals for stock price appreciation in a manner commensurate with their duties and contributions to the performance of the Company and its stock. Stock options granted under this program generally vest annually over the three-year period following the date of grant.
      In addition, selected members of senior management have been eligible every two years to receive a grant of premium-priced stock options, with an exercise price set ten percent above the market value of the Company’s Common Stock at the time of grant. Certain of the Company’s executive officers, including all of the named executive officers, were granted premium-priced options in fiscal 2004. Both the fair market value and premium-priced options granted to the named executive officers in 2004 are included in the Summary Compensation Table and in the Option Grants in Last Fiscal Year table that follow this report. All stock options granted in fiscal 2004 had an exercise price at least equal to the fair market value of the Common Stock on the date of grant. In addition, the premium-priced option grants made in 2004 provide that upon exercise the executive will receive restricted stock that generally must be held for the lesser of two years following the date of exercise or the executive’s period of employment with the Company. The forms of fair-market value and premium-priced option agreement, as well as the form of restricted stock agreement, used by the Company have been filed as exhibits to the Company’s public reports.
      The number of stock options previously awarded and outstanding for each executive officer was reviewed and considered by the Committee in determining the size of the executive’s stock option awards, which were allocated on the basis of individual potential, responsibility and performance.

Employee Benefits
      In addition to receipt of salary, management incentive bonuses and equity compensation, the Company’s officers also participate in certain employee benefit programs provided by the Company. Executive officers participate in the Company’s Pension Plan, which is described on pages 23 through 25 of this proxy statement, and can participate in the Company’s 401(k) Retirement Savings Plan (“Retirement Plan”) and the Supplemental Benefit Plan (“Supplemental Plan”). To the extent that the Company’s matching contribution exceeds certain limits applicable to the Retirement Plan, which are determined pursuant to the Code, the excess is allocated to the executive officer’s account under the Supplemental Plan. The Supplemental Plan is intended to provide a competitive benefit for executive officers whose employer-provided retirement contributions would otherwise be limited. The amount of the Company’s matching contribution to the named executive officers under both the Retirement Plan and the Supplemental Plan is included in the “All Other Compensation” column of the Summary Compensation Table.
      The executive officers of the Company are eligible for life insurance benefits on the terms applicable to the Company’s other employees. In addition, Mr. Hassenfeld and Mr. Verrecchia are provided with executive life insurance. The cost of the Company’s premiums for executive life insurance programs for the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table.
      The executive officers participate in the same medical and dental benefit plans as are provided to the Company’s other employees.
      Executive officers are also eligible to participate in the Company’s Nonqualified Deferred Compensation Plan, which is available to all of the Company’s employees who are in band 40 (director level) or above. The Nonqualified Deferred Compensation Plan allows participants to choose various hypothetical investment vehicles, the performance of which determines the return on compensation deferred under the plan. Potential investment choices include the Company’s Common Stock, as well as other equity indices. Earnings on compensation deferred by the executive officers do not exceed the market returns on the relevant investments.
      Finally, the Company reimburses designated executive officers for the cost of certain tax and financial planning services they obtain from third parties. The cost to the Company for this reimbursement to the named executive officers is included in the “Other Annual Compensation” column of the Summary Compensation Table.

2004 Compensation of the Chief Executive Officer
      Effective May 14, 2003, Mr. Verrecchia was appointed the Company’s Chief Executive Officer and Mr. Verrecchia served as the Company’s Chief Executive Officer throughout fiscal 2004.
      Mr. Verrecchia’s base salary was increased from $776,240 to $1,000,000 effective upon his elevation to Chief Executive Officer in May 2003. Mr. Verrecchia’s base salary has not been increased since that time. Mr. Verrecchia received a management incentive bonus for fiscal 2004 amounting to $815,000. The Company’s performance in 2004 represented 78% achievement of the corporate performance goals under the Annual Performance Plan. The Committee set Mr. Verrecchia’s base salary and management incentive bonus award for 2004 at a level it believed appropriately and competitively compensated Mr. Verrecchia in respect to his responsibilities, experience and performance.
      In fiscal 2004, Mr. Verrecchia was granted options (each with three-year vesting) to purchase 200,000 and 250,000 shares of Common Stock, respectively. The first of these options was granted at the market price on the date of grant and the second was granted at an exercise price of 110% of the market price on the date of grant. Upon exercise of the premium-priced option, Mr. Verrecchia will receive restricted stock that generally must be held for the lesser of two years from the date of exercise or Mr. Verrecchia’s period of employment with the Company. The Committee believes that the options granted in fiscal 2004 were appropriate incentives to Mr. Verrecchia to improve the Company’s future performance and to further align his interests with those of the Company’s shareholders.
      All compensation decisions regarding Mr. Verrecchia were made by the Committee, without the participation of Mr. Verrecchia or other executive officers of the Company, and were reviewed and approved by the Company’s Board of Directors.
      Report issued by Frank J. Biondi, Jr. (Chair), Alan R. Batkin, Jack M. Connors, Jr. and Eli J. Segal as the members of the Compensation and Stock Option Committee of the Board of Directors as of the 2004 fiscal year end.

EXECUTIVE COMPENSATION
      The following table summarizes compensation paid by the Company for services rendered during fiscal 2004, 2003 and 2002 by the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company in fiscal 2004 other than the person serving as Chief Executive Officer.
Summary Compensation Table

		Annual Compensation			Long Term Compensation

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary(a)	Bonus(a)	Compensation(b)	Awards(c)	Options	Compensation(d)

Alan G. Hassenfeld	2004	$1,038,462	$815,000	$3,902	$—	225,000	$179,333
Chairman of the Board	2003	1,003,971	1,896,631	16,465	—	200,000	118,365
	2002	1,005,900	915,000	38,409	—	450,000	63,581
Alfred J. Verrecchia	2004	1,038,462	815,000	0	—	450,000	178,614
President and Chief	2003	907,886	1,996,170	10,296	—	425,000	99,309
Executive Officer(e)	2002	765,200	605,000	18,494	307,000	375,000	48,448
Brian Goldner	2004	722,308	300,000	0	—	225,000	69,775
President, U.S. Toy Segment(f)	2003	550,000	736,260	1,350	—	75,000	60,000
	2002	550,000	450,000	100,709	—	235,000	57,000
E. David Wilson	2004	607,500	365,000	1,045	—	225,000	78,378
President, Games Segment	2003	585,000	698,792	945	—	75,000	56,100
and Executive Vice President	2002	585,000	350,000	904	—	225,000	57,600
Global Business Integration(g)
David D.R. Hargreaves	2004	493,269	255,000	6,000	—	165,000	61,096
Senior Vice President	2003	457,586	575,000	5,000	—	50,000	45,665
and Chief Financial Officer(h)	2002	407,144	253,500	6,365	—	175,000	34,929

(a)	Includes amounts deferred pursuant to the Company’s Retirement Savings Plan and Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

(b)	Fiscal 2003 was the last year in which the Company provided an automobile allowance to its executive officers. No officers received an automobile allowance in fiscal 2004. Includes the following amounts which were included in 2003 and 2002 taxable income, respectively, for each named individual in connection with a program whereby a leased automobile, or an automobile allowance, was provided to the executive by the Company: $3,965 and $13,409 for Mr. Hassenfeld; $4,796 and $9,794 for Mr. Verrecchia; and $0 and $3,865 for Mr. Hargreaves.

Includes the amounts set forth in the following table paid by the Company and included in 2004, 2003 and 2002 taxable income, respectively, for each named executive officer in connection with a program whereby certain financial planning and tax preparation services are provided to the individual and paid for by the Company.

	2004	2003	2002

Alan G. Hassenfeld	$3,902	$12,500	$25,000
Alfred J. Verrecchia	0	5,500	8,700
Brian Goldner	0	1,350	0
E. David Wilson	1,045	945	904
David D.R. Hargreaves	6,000	5,000	2,500

Also includes 2002 relocation and moving expenses reimbursed by the Company to Mr. Goldner of $100,709.

Mr. Hassenfeld receives certain limited assistance from the Company’s finance, treasury and payroll departments related to personal matters. That assistance is provided at no incremental cost to the Company.

(c)	Generally, restricted stock vests three years after grant if the employee is still employed by the Company on that date. In the case of Mr. Verrecchia the restricted stock award in 2002 was made in the form of deferred restricted stock units, whereby the restricted shares are deemed to be held in a deferred compensation account under the Company’s Employee Non-Qualified Stock Plan. The equivalent of cash dividends on said units are deemed to be paid to Mr. Verrecchia’s account under the Deferred Compensation Plan. To the extent that delivery of the actual shares to the employee after vesting would constitute income as to which the Company would be denied a deduction under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) the affected number of units will continue to be deemed to be held in the employee’s deferred compensation account. Actual shares of restricted stock issued to employees have ordinary dividend and voting rights, while the holders of deferred restricted stock units have no voting rights with respect to the shares of Common Stock deemed represented by such units. The number and market value of restricted stock units held by Mr. Verrecchia at December 26, 2004 (based upon the closing stock price of $19.19 on December 23, 2004) were: 30,829 and $591,609.

(d)	Includes the individual’s pro-rata share of the Company’s matching contribution to the savings account of each individual under the Company’s Retirement Plan and Supplemental Plan, such amounts being set forth in the following table.

	2004	2003	2002

Alan G. Hassenfeld	$176,106	$115,138	$60,354
Alfred J. Verrecchia	176,078	96,773	45,912
Brian Goldner	69,775	60,000	57,000
E. David Wilson	78,378	56,100	57,600
David D.R. Hargreaves	61,096	45,665	34,929

These amounts are in part contributed to the individual’s account in the Retirement Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Company’s unfunded Supplemental Benefit Retirement Plan (the “Supplemental Plan”).

Also includes the following premiums paid by the Company for individual life insurance policies for Messrs. Hassenfeld and Verrecchia in fiscal 2004, 2003 and 2002 respectively, for Mr. Hassenfeld $3,227, $3,227 and $3,227, and for Mr. Verrecchia $2,536, $2,536 and $2,536.

Does not include the amounts set forth in the following table which were earned by the executives on compensation previously deferred by them under the Deferred Compensation Plan. Earnings on compensation deferred by the executive officers do not exceed the market returns on the relevant investments. Note that amounts set forth in brackets represent losses.

	2004	2003	2002

Alan G. Hassenfeld	$16,066	$1,384	$1,639
Alfred J. Verrecchia	106,234	233,671	(252,498)
Brian Goldner	44,798	81,154	(25,139)
E. David Wilson	12,307	1,997	(480)
David D.R. Hargreaves	155,238	249,219	(143,638)

(e)	Mr. Verrecchia, formerly President, Chief Operating Officer and Chief Financial Officer, was elected President and Chief Operating Officer in 2001 and President and Chief Executive Officer in 2003.

(f)	Mr. Goldner, formerly Senior Vice President and General Manager, U.S. Toys from 2000 to 2001, was elected President, U.S. Toys in 2001 and President, U.S. Toy Segment in 2003.

(g)	Mr. Wilson, formerly Senior Vice President and Sector Head, Games, was elected President, Games in 2001 and President, Games Segment and Executive Vice President Global Business Integration in 2004.

(h)	Mr. Hargreaves, formerly Senior Vice President and Deputy Chief Financial Officer, was elected Senior Vice President and Chief Financial Officer in 2001.
* * *

      The following table sets forth certain information regarding stock option grants in fiscal 2004 to the individuals named above.
Option Grants in Last Fiscal Year

						Grant Date
	Individual Grants					Value(a)

			% of Total
	Number of		Options
	Securities		Granted to
	Underlying		Employees	Exercise
	Options		In Fiscal	Price Per	Expiration	Grant Date
Name	Granted(d)		Year	Share	Date	Present Value

Alan G. Hassenfeld	100,000	(b)	2.0	$18.575	5/19/2014	$651,250
	125,000	(c)	2.5	$20.4325	5/19/2011	$743,250
Alfred J. Verrecchia	200,000	(b)	4.1	$18.575	5/19/2014	$1,302,500
	250,000	(c)	5.1	$20.4325	5/19/2011	$1,486,500
Brian Goldner	75,000	(b)	1.5	$18.575	5/19/2014	$488,438
	150,000	(c)	3.0	$20.4325	5/19/2011	$891,900
E. David Wilson	75,000	(b)	1.5	$18.575	5/19/2014	$488,438
	150,000	(c)	3.0	$20.4325	5/19/2011	$891,900
David D.R. Hargreaves	40,000	(b)	0.8	$18.575	5/19/2014	$260,500
	125,000	(c)	2.5	$20.4325	5/19/2011	$743,250

(a)	The Grant Date Present Values were determined using the standard application of the Black-Scholes option pricing methodology using the following weighted average assumptions: volatility 40.39%, dividend yield 1.29% and a risk free interest rate of 3.86% based on the options being outstanding for approximately five years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise.

(b)	These options are non-qualified, were granted at fair market value on the date of grant, and vest in equal annual installments over three years. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of one year from the date of such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. An optionee taking early retirement may, under certain circumstances, exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Compensation and Stock Option Committee may approve. Unless otherwise approved by the Compensation Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

(c)	These options are non-qualified, were granted at 110% of fair market value on the date of grant, and vest in equal annual installments over three years. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of three years from such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. Unless otherwise approved by the Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of termination may be exercised, and are exercisable for a period of six months following termination.

Upon exercise of these options the recipient receives restricted stock which must be generally held for the lesser of two years following the date of exercise or the executive’s period of employment with the Company.

(d)	All of these awards were granted pursuant to the 2003 Stock Incentive Performance Plan (the “2003 Plan”). Upon a Change of Control, as defined in the 2003 Plan, all options become immediately exercisable and will be canceled in exchange for a cash payment in the amount of the difference between the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and the tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability.

* * *
      The following table sets forth as to each of the named individuals: (a) information with respect to option exercises during the fiscal year ended December 26, 2004, (b) the number of exercisable and unexercisable options held on December 26, 2004, the last day of the Company’s 2004 fiscal year; and (c) the value of such options at December 26, 2004 (based on the closing price of the Common Stock of $19.19 on December 23, 2004). The number of options set forth below correspond to the number of shares to which the options relate.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Number of		Options at		Money Options
	Shares		December 26, 2004		at December 26, 2004
	Acquired on
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan G. Hassenfeld	67,500	$349,097	1,530,000	575,000	$3,655,967	$1,505,723
Alfred J. Verrecchia	45,000	$264,015	1,260,334	911,666	$3,365,537	$1,925,454
Brian Goldner	6,000	$60,060	365,667	413,333	$1,445,545	$671,625
E. David Wilson	0	$0	464,583	390,000	$588,415	$628,935
David D.R. Hargreaves	22,500	$119,050	294,875	290,000	$1,014,149	$431,461
* * *
Pension Plan Benefits Prior to January 1, 2000 Amendment
      The following table shows the estimated annual benefits payable upon retirement in specified remuneration and years of service classifications under the Company’s Pension Plan (the “Pension Plan”) and under the Supplemental Plan, as such plans were in effect prior to a January 1, 2000 amendment to the Pension Plan.
Pension Plan Table

	Estimated Annual Retirement Benefit by Years of Service Classification(2)
Average
Compensation(1)	5	10	15	20	25	30(3)

$ 800,000	$66,667	$133,333	$200,000	$266,667	$333,333	$400,000
1,200,000	100,000	200,000	300,000	400,000	500,000	600,000
1,600,000	133,333	266,667	400,000	533,333	666,667	800,000
2,000,000	166,667	333,333	500,000	666,667	833,333	1,000,000
2,400,000	200,000	400,000	600,000	800,000	1,000,000	1,200,000
2,800,000	233,333	466,667	700,000	933,333	1,166,667	1,400,000
3,200,000	266,667	533,333	800,000	1,066,667	1,333,333	1,600,000
3,600,000	300,000	600,000	900,000	1,200,000	1,500,000	1,800,000

(1)	Covered compensation under the Pension Plan and the Supplemental Plan includes the average of salaries and bonuses paid for the five highest consecutive years during the ten years preceding retirement (“Average Compensation”). The salary and bonus information reflected in the preceding Summary Compensation Table shows salaries and bonuses for the years in which they are earned, not paid. For example, under the Company’s bonus plans bonuses earned for performance in one year are generally paid in the beginning of the following year. As such, a bonus earned for performance in fiscal 2004 is reflected in the 2004 bonus column in the Summary Compensation Table. However, that bonus would generally be paid in the beginning of 2005 and thus is reflected in 2005 compensation for purposes of computing benefits under the Pension Plan and the Supplemental Plan. The aggregate salary and bonus paid to each of the individuals included in the Summary Compensation Table in fiscal 2004 for purposes of the plans were as follows: $2,935,093 for Mr. Hassenfeld; $2,934,632 for Mr. Verrecchia; $1,162,918 for Mr. Goldner; $1,306,292 for Mr. Wilson; and $1,018,269 for Mr. Hargreaves.

(2)	Estimated retirement benefit amounts shown are prior to reduction by an Internal Revenue Service designated amount keyed to a participant’s Social Security entitlement. Amounts shown are computed on the single straight-life annuity option. Commencement of benefits prior to age 65 and/or election of other payment options will reduce the annual benefit amount shown. Payments from the Supplemental Plan, which is unfunded, are not subject to provisions of the Code that limit benefits under the Pension Plan. As set forth in the above table and subject to the foregoing, the retirement benefit after thirty years of credited service is generally 50% of Average Compensation.

(3)	For purposes of determining annual benefits under the Pension Plan and the Supplemental Plan in the table above credited years of service cannot exceed 30.
Pension Plan Benefits, As Amended January 1, 2000
      Effective January 1, 2000, the Company amended the Pension Plan as part of an overall redesign of its retirement programs. The January 1, 2000 amendments to the Pension Plan implemented a number of changes. Among the significant changes, the amendments to the Pension Plan provided for a lump sum benefit or an annual benefit, both determined primarily on the basis of Average Compensation and actual years of service (including years of service in excess of 30 years). Another aspect of the amendments made the benefits under the Pension Plan, as amended, portable after five years of service (defined for vesting purposes) with the Company.
      Until January 1, 2007, employees who were working for the Company at the time of the January 1, 2000 amendment to the Pension Plan and who remain continuously employed by the Company will receive, upon retirement, the higher of the benefits provided to them by the Pension Plan as so amended, and the benefits described in the table above for the Pension Plan before it was amended. For such employees retiring on or after January 1, 2007, to compute their benefits the Company determines what the employee’s benefits would have been under the unamended Pension Plan as of December 31, 2006. If the benefits under the unamended Pension Plan are higher than the benefits provided for such employee under the Pension Plan as amended, the employee’s pension benefits are computed by adding the benefits accrued under the old Pension Plan as of December 31, 2006 to the benefits accrued under the Pension Plan, as amended, for periods of service after January 1, 2007.
      For employees joining the Company after January 1, 2000, benefits will only be computed with respect to the Pension Plan as amended.

      The following table shows the estimated annual benefits payable upon retirement in specified remuneration and years of service classifications under the Company’s Pension Plan and under the Supplemental Plan, taking into account the January 1, 2000 amendment to the Pension Plan. While both the table above and the table below reflect retirement benefits payable at age 65, benefits shown in the table above will be reduced for commencement of benefits prior to age 65. Benefits in the table below are unreduced for commencement of benefits on or after age 55.
Pension Plan Table

	Estimated Annual Retirement Benefit by Years of Service Classification(5)
Average
Compensation(4)	5	10	15	20	25	30	35	40

$ 800,000	$38,535	$77,070	$115,605	$154,140	$192,675	$231,210	$269,745	$308,280
1,200,000	58,535	117,070	175,605	234,140	292,675	351,210	409,745	468,280
1,600,000	78,535	157,070	235,605	314,140	392,675	471,210	549,745	628,280
2,000,000	98,535	197,070	295,605	394,140	492,675	591,210	689,745	788,280
2,400,000	118,535	237,070	355,605	474,140	592,675	711,210	829,745	948,280
2,800,000	138,535	277,070	415,605	554,140	692,675	831,210	969,745	1,108,280
3,200,000	158,535	317,070	475,605	634,140	792,675	951,210	1,109,745	1,268,280
3,600,000	178,535	357,070	535,605	714,140	892,675	1,071,210	1,249,745	1,428,280

(4)	Covered compensation under the Pension Plan and the Supplemental Plan includes the average of total salaries and bonuses paid for the five highest consecutive years during the ten years preceding retirement (“Average Compensation”). See footnote (1) to the preceding table for an explanation of how salaries and bonuses paid relate to the salaries and bonuses reflected in the Summary Compensation Table.

(5)	Amounts shown are computed on the single-life annuity option. Commencement of benefits prior to age 55 and/or election of other payment options will reduce the annual benefit amount shown. Payments from the Supplemental Plan, which is unfunded, are not subject to the provisions of the Code that limit benefits under the Pension Plan.
The following table sets forth, as to the five named individuals, their years of credited service under the Pension Plan and the Supplemental Plan:

Credited Years
of Service

Alan G. Hassenfeld	36
Alfred J. Verrecchia	39
Brian Goldner(1)	5
E. David Wilson	24
David D.R. Hargreaves	12

(1)	Mr. Goldner was hired after January 1, 2000 and is therefore only covered by the amended Pension Plan.
      Mr. Hargreaves is also entitled to a defined benefit from the Hasbro U.K. Employee Benefits Plan (the “U.K. Plan”) for his services while in the U.K., and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The single straight-life annuity benefit under the Expatriate Plan is 2% of Average Compensation for each year of service, reduced by benefits payable from the U.K. Plan, the Pension Plan, the Supplemental Plan, and the annuity equivalent of benefits attributable to the prior qualified and nonqualified (a) Profit Sharing Plans and (b), for periods after 2000, the Retirement Savings Plans. Expatriate Plan benefits are also reduced by the Social Security entitlement described above. Commencement of benefits prior to normal retirement at age 65 and other payment options will reduce benefits under both the U.K. Plan and the Expatriate Plan. After 2006, accruals under the Expatriate Plan are calculated based on the post-2000 Pension Plan and Supplemental Plan provisions. The annual single straight-life annuity benefit earned by

Mr. Hargreaves under the U.K. Plan as of July 24, 1992, the date his participation in the U.K. Plan ceased, is 9,617 pounds. This amount is adjusted each year for inflation.
Change of Control and Employment Agreements
      The following are summaries of the Company’s change of control and employment agreements with the named executive officers included in the preceding tables and are therefore not complete. We have filed copies of the forms of the agreements with the Securities and Exchange Commission.
      Change of Control Agreements. Seven senior executives, including all of the above-named individuals, are parties to employment agreements, as amended (the “Change of Control Agreements”) with the Company. The Change of Control Agreements come into effect only upon a “Change of Control,” as defined therein, and continue for three years after such date (the “Employment Period”). If, during the Employment Period, an executive’s employment with the Company is involuntarily terminated other than for “Cause,” the executive is entitled to the executive’s (a) average annual salary for the five years preceding the Change of Control (or such lesser number of actual years employed) plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five years preceding the Change of Control (or such lesser number of actual years employed), in each case multiplied by three (or multiplied by two if the special bonus described in the following sentence has already been paid). In addition, if the executive remains employed through the first anniversary of the Change in Control the executive will receive a special bonus equal to one year’s salary and bonus, computed using the five-year look back period described in the prior sentence.
      If the executive’s employment is involuntarily terminated other than for “Cause” during the Employment Period the executive would also be entitled to an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company’s retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the Employment Period. In addition, the executive and the executive’s family would be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 4999 of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such excise tax not applied.
      In addition, the Change of Control Agreements permit an executive to terminate the executive’s employment for “Good Reason” at any time during the Employment Period, or for any reason during a 30-day period immediately following the first anniversary of the Change of Control, and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Change of Control Agreements. Under certain circumstances, certain payments by the Company pursuant to the Change of Control Agreements may not be deductible for federal income tax purposes pursuant to Section 280G of the Code.
      A “Change of Control” is defined as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company’s outstanding voting securities, a change in the majority of the Board, consummation of a reorganization, merger, consolidation, substantial asset sale involving, or shareholder approval of a liquidation or dissolution of, the Company subject, in each case, to certain exceptions. “Cause” is defined, for purposes of the Agreements, as demonstrably willful or deliberate violations of the executive’s responsibilities which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company, which are unremedied after notice, or conviction of the executive of a felony involving moral turpitude.
      Employment Agreements. The Company and Mr. Verrecchia entered into a Post-Employment Agreement, effective as of March 10, 2004 (the “Post-Employment Agreement”). Under the Post-Employment Agreement, if Mr. Verrecchia’s employment is terminated by the Company without “Cause” or by Mr. Verrecchia for “Good Reason” (as such terms are defined in the Post-Employment Agreement), then the Company shall pay Mr. Verrecchia severance pay of up to three years’ annual base salary and bonus, contingent on Mr. Verrecchia executing a severance and settlement agreement. If Mr. Verrecchia’s employment is terminated by the Company without Cause or by Mr. Verrecchia with Good Reason: (i) on or before September 1, 2006, Mr. Verrecchia is eligible to receive severance pay equal to thirty-six (36) months’ base salary and monthly bonus, (ii) after September 1, 2006, but before March 1, 2008, Mr. Verrecchia is eligible to receive severance pay of monthly base salary and monthly bonus for the number of months which is equal to thirty-six (36) less the number of whole months for which Mr. Verrecchia is employed by the Company after September 1, 2006 and (iii) after March 1, 2008, Mr. Verrecchia is eligible to receive severance pay of monthly base salary and monthly bonus for eighteen (18) months. If Mr. Verrechia’s employment is terminated by the Company without Cause and at the time of such termination the Company has in place a severance plan of general applicability for which Mr. Verrecchia is eligible, Mr. Verrecchia will be entitled to the greater of the benefits offered under this general severance plan and those offered under the Post-Employment Agreement. Finally, if Mr. Verrecchia’s employment is terminated by mutual agreement of the Company and Mr. Verrecchia because of a family medical emergency or other reason beyond Mr. Verrecchia’s control which results in him being unable to work or because of a disability (as defined), then in each case Mr. Verrecchia is entitled to eighteen (18) months of monthly base salary and bonus.
      For purposes of the Post-Employment Agreement, monthly base salary is equal to the annual base salary paid to Mr. Verrecchia for the fifty-two (52) weeks immediately preceding the week of his termination, divided by twelve (12). The monthly bonus shall equal the annual target bonus for Mr. Verrecchia for the year in which his employment is terminated, divided by twelve (12). Mr. Verrecchia is also entitled to continuation of medical, dental and certain other benefits during the period in which he is receiving severance pay under the Post-Employment Agreement. However, in the event of a Change in Control, the benefits payable under the Post-Employment Agreement are reduced by the amount of any benefits received by Mr. Verrecchia under the Change of Control Agreements described above.
      The Post-Employment Agreement also provides Mr. Verrecchia with certain enhanced retirement benefits. Unless Mr. Verrecchia’s employment is terminated by the Company for Cause, he shall receive annuity payments in monthly installments following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his Final Average Pay (as defined) multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of Final Average Pay. The enhanced retirement benefit is also reduced by the benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Benefit Plan. If Mr. Verrecchia’s employment terminates due to his death, his spouse is entitled to the actuarial equivalent of the enhanced retirement benefits described above.
      The Post-Employment Agreement contains certain post-employment restrictions on Mr. Verrecchia, including an eighteen (18) month non-competition agreement and provisions protecting the Company’s confidential information.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation and Stock Option Committee of the Board as of the 2004 fiscal year end were Alan R. Batkin, Frank J. Biondi, Jr. (Chair), Jack M. Connors, Jr. and Eli J. Segal. None of the members of the Compensation and Stock Option Committee during fiscal 2004 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation and Stock Option Committee during fiscal 2004.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2003 STOCK INCENTIVE
PERFORMANCE PLAN
(Proposal No. 2)
      On February 17, 2005, the Board adopted, subject to shareholder approval, an amendment (the “Amendment”) to the Company’s 2003 Stock Incentive Performance Plan (the “2003 Incentive Plan”) and directed that the Amendment be submitted to the shareholders of the Company for their consideration. The Board unanimously recommends that the shareholders approve the Amendment.
      The Amendment authorizes an additional 5,000,000 shares of Common Stock for equity awards under the 2003 Incentive Plan. Of these 5,000,000 additional shares being authorized, only 50%, or 2,500,000 shares, would be available for stock awards other than options and SARS.
Purpose of the Amendment
      The 2003 Incentive Plan is designed to advance the interests of the Company and to increase shareholder value by providing key employees and directors of the Company, or its affiliates, with a proprietary interest in the growth and performance of the Company, and to provide incentives for such individuals to continue their service with the Company or its affiliates.
      The Board believes that having an adequate ability to provide selected employees of the Company with equity awards is critical if the Company is to continue to attract and retain qualified individuals who can make significant contributions to the performance of the Company, and that such awards help align the interests of those individuals with the shareholders of the Company in enhancing the value of the Common Stock and improving the Company’s performance.
      As of March 25, 2005 there were only approximately 1,255,332 shares remaining available for future awards under the 2003 Incentive Plan. The Company’s only other current plan providing for the grant of equity awards to the Company’s officers and employees is the 1995 Stock Incentive Performance Plan (the “1995 Plan”). The 1995 Plan expires on December 31, 2005 and no further awards can be made under the 1995 Plan after that date. As of March 25, 2005 there were only approximately 1,479,761 shares remaining available for future awards under the 1995 Plan.
      The Board believes that approval of the Amendment, making additional shares available for future awards under the 2003 Incentive Plan, is critical to allow the Company to attract and retain qualified individuals who can contribute to the Company’s performance.
      For the reasons set forth above, the Board adopted the Amendment and unanimously recommends its approval by the shareholders of the Company.
Key Features of the 2003 Incentive Plan, Incorporating the Amendment
      Some of the key features of the 2003 Incentive Plan, as amended by the Amendment, are:

•	a prohibition against repricing stock options without shareholder approval;

•	a prohibition against granting stock options at an exercise price less than fair market value;

•	limits on awards that can be made to any individual in any calendar year;

•	no more than 3,500,000 of the shares authorized by the plan may be used for stock grants;

•	the total shares authorized under the plan and currently available for future grant of awards, including the additional shares provided by the Amendment, constitute less than 4% of the outstanding Common Stock as of the record date;

•	immediately following approval of the Amendment, the shares authorized under the plan, together with all shares of Common Stock then available or subject to outstanding awards under the Company’s other equity incentive plans, including the 2003 Director Option Plan, will not exceed 15% of the total of the Company’s outstanding Common Stock and all shares then issuable pursuant to the Company’s equity compensation plans;

•	stock options granted under the plan must vest over a period of not less than three years, subject to limited exceptions set forth in the plan; and

•	restricted and deferred stock granted under the plan shall vest no earlier than three years from the date of grant, subject to limited exceptions set forth in the plan.

Description of 2003 Incentive Plan, as Amended by the Amendment
      The 2003 Incentive Plan is intended to attract and retain talented employees and directors for the Company and its affiliates who are in a position to make significant contributions to the success of the Company, to reward such persons for making these contributions and to encourage such persons to take into account the long-term interests of the Company and enhancement of the Company’s value for its shareholders.
      Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which such stock options and stock appreciation right are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company’s shareholders. The 2003 Incentive Plan is intended to comply with the provisions of Section 162(m) so as to permit the Company to claim an income tax deduction for total remuneration paid in excess of $1 million in any one year to the chief executive officer or the other four highest compensated executive officers, although the Company has not requested or received, and does not expect to receive a ruling from the Internal Revenue Service to that effect.
      The 2003 Incentive Plan was originally adopted by the Board on February 12, 2003 and was approved by the Company’s shareholders at the 2003 Annual Meeting of shareholders. As originally approved the 2003 Incentive Plan made 5,000,000 shares of Common Stock available for the grant of equity awards, 1,000,000 shares of which could be used for stock awards other than options and SARS.
      The following is a summary of the 2003 Incentive Plan, as amended by the Amendment, and is therefore not complete. A complete copy of the 2003 Incentive Plan, as well as the Amendment to be considered by shareholders, is annexed to this Proxy Statement as Appendix B.

Administration
      The 2003 Incentive Plan is administered by the Compensation and Stock Option Committee of the Board. The Committee has the authority to establish rules for the administration of the 2003 Incentive Plan; to select the employees and directors of the Company and its affiliates to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards (including, without limitation, but subject to the provisions described below, the power to accelerate any vesting restrictions, waive, in whole or in part, any forfeiture provisions or extend the term of any award).
      The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Determinations and interpretations of the Committee will be binding on all parties.

Eligibility
      Employees and directors of the Company and of any other entity that is directly or indirectly controlled by the Company (collectively “affiliates”) are eligible to receive awards under the 2003 Incentive Plan. As of

March 25, 2005 there were approximately 510 employees holding options or other awards granted under the 1995 Plan and earlier stock option plans, and approximately 299 employees holding options or other awards under the 2003 Incentive Plan.
      Incentive stock options may only be granted to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

Awards
      The 2003 Incentive Plan permits granting awards for: (1) stock options, including incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code; (2) stock appreciation rights (“SARs”); (3) stock awards, including restricted and unrestricted stock and deferred stock, (4) performance awards, and (5) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3.

Shares Available and Limits on Awards
      If the Amendment is approved a total of 10,000,000 shares of Common Stock would be authorized for issuance pursuant to equity awards under the 2003 Incentive Plan. Of the 10,000,000 total authorized shares, approximately 3,740,334 shares were subject to outstanding awards under the 2003 Incentive Plan as of March 25, 2005. As such, following approval of the Amendment, and based on the number of outstanding awards as of March 25, 2005, approximately 6,255,332 shares of Common Stock would be available for future awards under the 2003 Incentive Plan. These 6,255,332 available shares represent less than 4% of the outstanding Common Stock as of the record date. No more than 35% of the total shares authorized for issuance under the 2003 Incentive Plan, or 3,500,000 shares, may be delivered pursuant to awards other than stock options or SARs. The number of shares that may be the subject of options or SARs granted to any one individual may not exceed 1,000,000 in any calendar year. The maximum benefit that may be paid to any person under any other awards in any calendar year under the 2003 Incentive Plan will be, to the extent paid in shares, 200,000 shares and, to the extent paid in cash, $1 million.
      If any shares subject to an option or award under the 2003 Incentive Plan are forfeited or if any such option or award terminates, the shares previously covered by such option or award will be available for future grant or award under the plan. If another company is acquired by the Company or an affiliate in the future, any grants or awards made and any of the Company’s shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted or awarded under the 2003 Incentive Plan, but will not decrease the number of shares available for grant or award under the 2003 Incentive Plan.
      In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the Company’s capital structure, the Committee will make appropriate adjustments to reflect such change with respect to (i) the aggregate number of shares that may be issued under the 2003 Incentive Plan and the limits on certain types of awards under the plan; (ii) the number of shares subject to awards under the plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the plan. To the extent consistent with applicable rules, the Committee may make adjustments of the type described in the preceding sentence to take into account other events and circumstances if the Committee determines such adjustments are appropriate to preserve the value of awards under the plan.

Additional Terms of Awards
      Options. The Committee establishes the exercise price per share for options, the term of options, the time at which they may be exercised and such other terms as the Committee deems appropriate, except that the exercise price of each option shall be not less than the Fair Market Value (as defined below) of the Common Stock on the date of grant.

      “Fair Market Value” for purposes of the 2003 Incentive Plan shall mean the average of the high and low sales prices of the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Transactions or similar successor consolidated transactions reports for the relevant date (or the comparable consolidated transaction reports for any other national securities exchange or for NASDAQ National Market Issues, if the Common Stock is admitted for trading or quotation on said exchange or market), or, if no sales of Common Stock were made on said exchange or market on that date, the average of the high and low prices of Common Stock as reported in said composite transactions report for the preceding day on which sales of Common Stock were made on said exchange or market. As of March 24, 2005, the average of the high and low sales prices of the Common Stock, as reported in the New York Stock Exchange Composite Transactions, was $20.68.
      Subject to the limitations described below, options will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. Except in the case of awards made in connection with the recruitment of new employees, including new officers, or new directors, stock options shall vest in equal annual installments over a period of not less than three years. Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of stock options upon the death, disability, retirement or other termination of employment or service of the participant. Unless the Committee determines otherwise, payment of the purchase price in full in cash is required upon option exercise.
      Stock Appreciation Rights. The holder of a SAR will be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares over the grant price of the SAR. SARs need not be granted in tandem with stock options.
      Stock Awards. The 2003 Incentive Plan provides for the award of restricted stock subject to forfeiture, deferred stock and unrestricted stock. A stock award may provide the recipient with all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends.
      Stock awards generally will be subject to certain conditions established by the Committee, including continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Except in the case of awards made in connection with the recruitment of new employees, including new officers, or new directors, awards of restricted stock shall vest not earlier than three years from the date of grant. Notwithstanding the foregoing, the Committee may provide for the acceleration of vesting of restricted stock awards upon the death, disability, retirement or other termination of employment or service of the participant.
      Performance Awards. The Committee may grant awards under the 2003 Incentive Plan, other than options and stock appreciation rights, which are designed to qualify as performance based compensation. In the case of grant of stock awards or cash awards to executive officers of the Company designated by the Committee as a “covered employee” under Section 162(m), the Committee may establish a performance goal for such participant for the period of time designated by the Committee at the time of grant of the award.
      The performance goal for each participant shall be an objectively determinable measure of performance based on any one or a combination of the following criteria for the fiscal year: cash net earnings; core brands growth; core brands net revenues; cost control; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; economic value added; free cash flow; gross profit; net cash provided by operating activities; net earnings; earnings per share; net earnings per share; net revenues; operating margin; operating profit; return on assets; return on capital investment; return on net revenues; return on shareholders’ equity; sales; stock price; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to Russell 1000 Consumer Discretionary Index and working capital. These business criteria may be measured on a consolidated basis or on a segment, divisional, sector or other business unit basis (herein collectively “business unit”), all as selected by the Committee in each individual case.
      The percentage vesting of any stock award and/or cash award shall in each case be based on the percentage of the performance goal achieved, as determined by the Committee, although the Committee has the discretion to reduce, or refuse to make (but not to increase), any vesting of stock awards or payments of cash awards payable as a result of the achievement of a designated percentage of a performance goal.
      Cash Awards. Cash awards generally will be subject to certain conditions established by the Committee, including continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.
      General. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, Common Stock or any combination thereof as the Committee shall determine. Any shares of stock deliverable under the 2003 Incentive Plan may consist in whole or in part of authorized and unissued shares or treasury shares.
      Neither ISO’s, nor, except as the Committee otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime ISO’s (and, except as the Committee otherwise expressly provides, other non-transferable awards requiring exercise) may be exercised only by the participant.
      The Plan provides that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

Number of Options Granted Under the Plan
      The awards that will be made and the amounts that will be paid pursuant to the 2003 Incentive Plan in the future are discretionary and are therefore not currently determinable.
      The following table sets forth the number of shares subject to options granted during the period from February 12, 2003 to March 25, 2005 under the 2003 Incentive Plan to the named individuals, all current executive officers as a group and all employees, excluding executive officers. As of March 25, 2005, no awards other than stock options have been made pursuant to the 2003 Incentive Plan. Except as set forth in the following table, no directors, nominees for election as director or associates of any directors have received any options under the 2003 Incentive Plan.

Number of Shares
Subject to Awards
Name and Position	Granted Under the Plan

Alan G. Hassenfeld	225,000
Chairman
Alfred J. Verrecchia	450,000
President and Chief Executive Officer
Brian Goldner	225,000
President, U.S. Toy Segment
E. David Wilson	225,000
President, Games Segment and Executive Vice President Global Business Integration
David D.R. Hargreaves	165,000
Senior Vice President and Chief Financial Officer
All current executive officers as a group	1,494,750
All employees, excluding current executive officers as a group	2,507,750

Amendment or Termination
      The Board or the Committee may terminate the 2003 Incentive Plan at any time, and shall have the right to amend or modify the 2003 Incentive Plan at any time, and from time to time, provided, however, that no material amendment to the terms of the 2003 Incentive Plan, including an amendment to reprice options granted under the Plan, shall become effective without shareholder approval. The 2003 Incentive Plan will terminate on December 31, 2008, unless terminated earlier by the Board or the Committee.

Federal Income Tax Consequences of Certain Awards
      The following is a summary of the principal United States federal income tax consequences generally applicable to certain awards under the 2003 Incentive Plan. Note that there may be state, local, foreign and other taxes applicable to participants in the 2003 Incentive Plan.
      The grant of a stock option or SAR under the 2003 Incentive Plan will generally create no immediate tax consequences for the recipient or for the Company or an affiliate employing such individual (the “employer”). An employee exercising an ISO has no taxable income for regular income tax purposes (but the alternative minimum tax may apply) in connection with the exercise, and no tax deduction is available to the employer. In general, an ISO that is exercised by the recipient more than three months following termination of employment is treated as a non-ISO for federal income tax purposes, as are stock options granted to an employee and otherwise qualifying as ISO’s that in the aggregate first become exercisable in any calendar year for stock having a grant-date value in excess of $100,000.
      Upon exercising a stock option other than an ISO, the optionee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and a corresponding tax deduction is available to the employer. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and a corresponding deduction is available to the employer.
      The tax consequence to an optionee of a disposition of shares acquired through the exercise of a SAR or a stock option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an ISO or by exercising a SAR or stock option other than an ISO. An employee who disposes of shares acquired upon exercise of an ISO, if the disposition occurs within one year following the date of exercise or within two years from the date of grant of the ISO, will have income, taxable at ordinary income rates, equal in general to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to the employer. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee’s tax holding period in the shares. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a stock option other than an ISO or a SAR will be taxed as a capital gain or loss, long-term or short-term depending on the holder’s tax holding period in the shares. No deduction is available to the employer in respect of these capital gains or losses.
      If cash, shares of Common Stock or other property is transferred under or in settlement of other awards under the 2003 Incentive Plan, the recipient will generally recognize ordinary income at the time of transfer equal to the excess of (a) the cash (if any) transferred, plus the fair market value of the vested shares or other vested property (if any) transferred over (b) the amount (if any) paid for such shares or other property by the participant, and a corresponding deduction will be available to the employer. If any of the transferred shares or other property is unvested (subject to a substantial risk of forfeiture), the ordinary income associated with the transfer will be includible and measured only when the property vests (and the associated deduction will be similarly delayed), unless the award recipient makes a special election to take the awarded shares or other property into income at the time of transfer.
      Some awards under the 2003 Incentive Plan could constitute or give rise to “nonqualified deferred compensation” subject to Section 409A of the Code. Where applicable, Section 409A regulates, among other things, both the deferral of compensation and the time and manner in which previously deferred amounts may be paid.

Approval
      The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the Amendment to the 2003 Incentive Plan is required for approval of the Amendment. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal and therefore have no effect on the outcome of the vote.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2003 INCENTIVE PLAN.
EQUITY COMPENSATION PLANS
      The following table summarizes information, as of December 26, 2004, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.
Equity Compensation Plan Information

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted-Average	Equity Compensation
	Exercise of Outstanding		Exercise Price of	Plans (Excluding
	Options, Warrants		Outstanding Options,	Securities Reflected
	and Rights		Warrants and Rights	in Column(a))
Plan Category	(a)		(b)(3)	(c)

Equity compensation plans approved by shareholders(1)	11,430,963	(4)	$18.89	3,048,636	(5)
Equity compensation plans not approved by shareholders(2)	9,650,632	(6)	17.82	0	(7)
Total	21,081,595		18.40	3,048,636	(5)

(1)	The shareholder approved plans which were in effect as of December 26, 2004 are the Company’s 2003 Stock Incentive Performance Plan (the “2003 Plan”), 1995 Stock Incentive Performance Plan (the “1995 Plan”) and 2003 Stock Option Plan for Non-Employee Directors. The Company’s 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”), which was also approved by the Company’s shareholders, was terminated effective May 14, 2003, provided, however, that all awards outstanding under the 1994 Plan as of the date of its termination continue in effect in accordance with the terms of the plan.

(2)	The Company’s last non-shareholder approved plan, namely the 1997 Employee Non-Qualified Stock Plan (the “1997 Plan”), expired on December 31, 2002 and no further awards may be made pursuant to the 1997 Plan, provided, however, that all awards outstanding under the 1997 Plan as of the date of its termination continue in effect in accordance with the terms of the plan.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock units.

(4)	Includes 10,000 shares issuable pursuant to deferred restricted stock units.

(5)	Of these available shares, up to 1,029,000 shares and 1,000,000 shares, respectively, could be issued as restricted stock or deferred restricted stock under the 1995 Plan and the 2003 Plan.

(6)	Includes 30,829 shares issuable pursuant to deferred restricted stock units.

(7)	The 1997 Plan expired on December 31, 2002 and no shares remain available for future grant under plans not approved by the shareholders. See Note (2) above.

1997 Employee Non-Qualified Stock Plan
      Number of Shares Subject to 1997 Plan. The 1997 Plan, prior to its termination on December 31, 2002, provided for the issuance of up to 18,000,000 shares of Common Stock pursuant to awards granted under the 1997 Plan.

      Eligibility for Participation. Any “Employee” of the Company, as the term Employee is defined in General Instruction A to Form S-8 promulgated by the Securities and Exchange Commission, was eligible to participate in the 1997 Plan.
      Awards. The 1997 Plan provided for the grant of: (1) non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) stock awards, including restricted and unrestricted stock and deferred stock, and (4) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3.
      Terms of Options. The exercise price of stock options granted under the 1997 Plan could not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan were generally made exercisable in yearly installments over three years. The terms of options granted under the 1997 Plan were ten years.
      Change in Control. The 1997 Plan provided that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners
      The following table sets forth information, as of March 2, 2005 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. Unless otherwise indicated, to the Company’s knowledge each person has sole voting and dispositive power with respect to such shares.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class

Southeastern Asset Management, Inc.	18,855,200	(2)	10.6
6410 Poplar Avenue Suite 900 Memphis, TN 38119
Alan G. Hassenfeld	17,890,816	(3)	10.0
1027 Newport Avenue Pawtucket, RI 02862
Citigroup Inc.	16,522,278	(4)	9.3
399 Park Avenue New York, NY 10043
George W. Lucas, Jr.	15,750,000	(5)	8.1
c/o Lucasfilm Ltd. 5858 Lucas Valley Road Nicasio, CA 94946
Ariel Capital Management, LLC	15,538,865	(6)	8.7
200 E. Randolph Drive Suite 2900 Chicago, IL 60601

(1)	Based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. There were 178,045,278 shares of Common Stock outstanding on March 2, 2005.

(2)	Southeastern Asset Management, Inc., an investment advisor, has sole dispositive authority over 12,128,200 shares and sole voting power over 8,779,600 shares as a result of acting as an investment advisor to various investment advisory clients. Share ownership information is as of December 31, 2004 as reported in a Schedule 13G dated February 7, 2005.

(3)	Includes 8,490,921 shares held as sole trustee for the benefit of his mother, 829,347 shares held as sole trustee of a trust for Mr. Hassenfeld’s benefit and currently exercisable options or options exercisable within 60 days of March 2, 2005 to purchase 1,488,334 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 781,930 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, 350,390 shares held as one of the trustees of a charitable lead trust for the benefit of The Hassenfeld Foundation and 154,216 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein.

(4)	Share ownership information is as of December 31, 2004 as reported in a Schedule 13G dated February 4, 2005. The filing indicates that Citigroup Inc. shares voting and dispositive power over all shares.

(5)	Represents exercisable warrants to purchase 6,300,000 shares owned by LucasFilm Ltd. (“Film”) and exercisable warrants to purchase 9,450,000 shares owned by its wholly-owned subsidiary, Lucas Licensing Ltd. (“Licensing”). Mr. Lucas, as founder, controlling person and sole director of Film and Licensing, may be deemed to beneficially own the shares of Common Stock which may be purchased upon exercise of these warrants. Share ownership information is as of January 30, 2003 as reported in a Schedule 13D/A filed February 10, 2003. See “Certain Relationships and Related Transactions”.

(6)	Ariel Capital Management, LLC an investment advisor, has sole dispositive authority over 15,533,555 shares and sole voting power over 12,166,040 shares as a result of acting as an investment advisor to various investment advisory clients. Share ownership information is as of December 31, 2004 as reported in a Schedule 13G dated February 14, 2005.

Security Ownership of Management
      The following table sets forth information, as of March 2, 2005, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and
	Nature of
	Beneficial	Percent
Name of Director, Nominee or Executive Officer(1)	Ownership	of Class

Basil L. Anderson(2)	22,873	*
Alan R. Batkin(3)	35,936	*
Frank J. Biondi, Jr.(4)	15,314	*
Jack M. Connors(5)	5,206	*
E. Gordon Gee(6)	25,744	*
Brian Goldner(7)	506,607	*
Jack M. Greenberg(8)	7,301	*
David D.R. Hargreaves(9)	416,592	*
Alan G. Hassenfeld(10)	17,890,816	10.0
Claudine B. Malone(11)	23,345	*
Edward M. Philip(12)	18,100	*
E. John Rosenwald, Jr.(13)	182,242	*
Eli J. Segal(14)	19,646	*
Paula Stern(15)	21,060	*
Alfred J. Verrecchia(16)	1,518,952	*
E. David Wilson(17)	576,542	*
All Directors and Executive Officers as a Group (includes 20 persons)(18)	22,165,150	12.1

*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer. There were 178,045,278 shares of Common Stock outstanding on March 2, 2005.

(2)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 10,500 shares as well as 11,373 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes 34,249 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 12,750 shares as well as 2,564 shares deemed to be held in Mr. Biondi’s stock unit account under the Deferred Plan.

(5)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 2,400 shares as well as 2,806 shares deemed to be held in Mr. Connor’s account under the Deferred Plan.

(6)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 17,250 shares as well as 8,494 shares deemed to be held in Mr. Gee’s account under the Deferred Plan.

(7)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 469,000 shares.

(8)	Represents currently exercisable options and options exercisable within sixty day of March 2, 2005 to purchase 2,400 shares as well as 4,901 shares deemed to be held in Mr. Greenberg’s stock unit account under the Deferred Plan.

(9)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 353,208 shares.

(10)	See note (3) to the immediately preceding table.

(11)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 9,000 shares as well as 2,645 shares deemed to be held in Ms. Malone’s stock unit account under the Deferred Plan.

(12)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 10,500 shares as well as 7,600 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(13)	Includes 32,242 shares deemed to be held in Mr. Rosenwald’s stock unit account under the Deferred Plan. Does not include shares held by Bear, Stearns & Co. Inc. in investment accounts. Mr. Rosenwald is Vice Chairman of Bear, Stearns & Co. Inc.

(14)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 15,000 shares as well as 4,646 shares deemed to be held in Mr. Segal’s stock unit account under the Deferred Plan.

(15)	Represents currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 12,750 shares as well as 8,310 shares deemed to be held in Ms. Stern’s stock unit account under the Deferred Plan.

(16)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase an aggregate of 1,259,501 shares as well as 30,829 deferred restricted stock units granted under the Company’s employee stock option plans. Does not include 151,875 shares owned by Mr. Verrecchia’s wife, as to which Mr. Verrecchia disclaims beneficial ownership.

(17)	Includes currently exercisable options and options exercisable within sixty days of March 2, 2005 to purchase 544,583 shares as well as 231 shares (excluding fractional shares) deemed to be held in Mr. Wilson’s account under the Deferred Compensation Plan.

(18)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 20,878,614 shares and have shared voting and/or dispositive power with respect to 1,286,536 shares. Includes 4,851,389 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 2, 2005; 120,061 shares deemed to be held in stock unit accounts under the Deferred Plan and the Deferred Compensation Plan; and 30,829 shares deemed to be held in deferred restricted stock unit accounts under the Company’s 1997 Employee Non-Qualified Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 26, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2004.
PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR
(Proposal No. 3)
      The Audit Committee has selected KPMG LLP, independent registered public accounting firm (“KPMG”), to perform the integrated audit of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 25, 2005 (“Fiscal 2005”), and the Company’s Board of Directors has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.
      The Board is submitting the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2005 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and will make the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate.

Approval
      The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal and therefore have no effect on the outcome of the vote.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors (the “Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board of Directors to be independent under the Company’s Standards for Director Independence and the requirements of the New York Stock Exchange’s listing standards.
      The Committee operates under a written charter, which is available on the Company’s website (www.hasbro.com) under Corporate Information, Investor Information, Corporate Governance. Under the charter, the Committee’s primary purpose is to:

•	Appoint the independent auditor and oversee the independent auditor’s work; and

•	Assist the Board of Directors in its oversight of the:

•	Integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Independent auditor’s qualifications and independence; and

•	Performance of the Company’s internal audit function and independent auditor.
      In conducting its oversight function, the Committee discusses with the Company’s internal and independent auditors, with and without management present, the overall scope and plans for their respective audits. The Committee also reviews the Company’s programs and key initiatives to implement and maintain effective internal controls over financial reporting and disclosure controls.
      The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee discusses with management and the independent auditors all annual and quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to their filing with the Securities and Exchange Commission.
      The independent auditors are responsible for performing an independent integrated audit of the Company’s financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the financial statements conform with accounting principles generally accepted in the United States of America.
      The Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 26, 2004. The Committee has also reviewed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee discussed with the independent auditors their independence from management and the Committee has received from the auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph, the Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements for the fiscal year ended December 26, 2004 in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee has also selected and the Board has approved the selection of KPMG LLP as the independent auditor for Fiscal 2005.
      Report issued by Basil L. Anderson (Chair), Alan R. Batkin, Claudine B. Malone and Edward M. Philip, as the members of the Audit Committee as of the 2004 fiscal year end.

ADDITIONAL INFORMATION REGARDING
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2004 and 2003, as well as fees for other services rendered by KPMG to the Company during fiscal 2004 and 2003.

	2004	2003

Audit Fees(1)	$4,728,000	$3,060,000
Audit-Related Fees(2)	$80,000	$280,000
Tax Fees(3)	$1,325,000	$1,422,000
All Other Fees	—	—
Total Fees	$6,133,000	$4,762,000

(1)	Audit fees consist of work related to the integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting for 2004 and audit of the Company’s consolidated financial statements for 2003. Audit fees also include consultations on accounting and reporting matters, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and work in connection with filings with the Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans, agreed upon procedures reports and in 2003 assistance to the Company in preparing for the reports and attestations required by Section 404 of the Sarbanes-Oxley Act.

(3)	Tax Fees consist of fees for tax consultation and tax compliance services rendered to the Company and certain current and former employees.
      The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence and has concluded that the provision of such services is compatible with maintaining KPMG’s independence.
Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Auditor
      Consistent with the rules and regulations of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditor.
      Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditor for that fiscal year.

•	A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditor for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.
      Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review may be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.
      In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

SHAREHOLDER PROPOSAL
(Proposal No. 4)
Introduction
      The following proposal, which is opposed by the Board, would require the affirmative vote of a majority of all shares present (in person or by proxy) and entitled to vote at the Meeting to be approved. Abstentions and broker non-votes are each counted as present for purposes of establishing a quorum at the Meeting. Abstentions are also considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.
      One of the Company’s shareholders has submitted the following resolution and supporting statement for inclusion in this Proxy Statement. Upon a written or oral request made to the Secretary of the Company, the Company will provide the address and shareholdings (as they have been represented to the Company) of the proponent of this resolution to any shareholder of the Company.
HASBRO, INC.
GLOBAL HUMAN RIGHTS STANDARDS
Submitted by William C. Thompson, Jr., Comptroller, City of New York,
on behalf of the Boards of Trustees of the New York City Pension Funds
Whereas, Hasbro, Inc. currently has extensive overseas operations, and
Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and
Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and the loss of consumer confidence which can have a negative impact on shareholder value, and
Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and
Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:

1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

2.	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9).

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5.	There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and,

Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained,
Therefore, be it resolved that the shareholders request that the company commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.
RESPONSE OF THE HASBRO, INC. BOARD OF DIRECTORS
      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4 FOR THE FOLLOWING REASONS:
      A substantially similar proposal was submitted to Hasbro’s shareholders for their consideration at each of the Company’s last three annual meetings. The proposal was rejected by Hasbro’s shareholders at all three of these meetings. At the 2004 Annual Meeting the proposal was rejected by Hasbro’s shareholders with 120,129,688 shares voting against the proposal, and 13,522,492 shares voting in favor.
      The Board of Directors and Hasbro’s management carefully reviewed the proposals submitted for consideration at the last three annual meetings and have similarly reviewed the current proposal in preparation for the 2005 Annual Meeting of Shareholders. The Board of Directors and management continue to believe that any changes to Hasbro’s current Code of Conduct and compliance procedures would neither help Hasbro fulfill its well-established and continuing commitment to humane global working conditions nor add value to the shareholders of the Company. Hasbro’s existing policies and practices, which are comprehensive and progressive, already address the concerns expressed in the above proposal and ensure compliance with business ethics principles, as described in more detail below.
      In 1993 Hasbro established its Global Business Ethics Principles (“Code of Conduct”) to ensure that products manufactured by or for Hasbro are not produced under inhumane or exploitative conditions. Participation in the Hasbro program is mandatory for all suppliers and vendors worldwide who do business with Hasbro. Among many important areas, the Code of Conduct governs:

•	child labor (no person younger than sixteen or younger than the age for completing compulsory education in the country of manufacture (where such age is higher than sixteen) may be employed to produce Hasbro products);

•	working hours and compensation (employers must comply with all applicable wage and hour laws or, if prevailing industry wage standards are higher, then employers must comply with or exceed these standards);

•	forced, prison, or indentured labor (any person employed to produce Hasbro products must be voluntarily employed, except that rehabilitative programs which provide for employment may be assessed by Hasbro on a case by case basis);

•	health and safety (facilities must operate in a healthy and safe manner, including, but not limited to, providing fire prevention, first aid, and hazardous waste disposal);

•	abuse and discrimination (facilities must treat employees with dignity and respect and shall not subject employees to abuse, cruel or unusual disciplinary practice, or discrimination);

•	freedom of association (facility employees have the right to choose (or not) to affiliate with legally sanctioned organizations without unlawful interference); and

•	monitoring by Hasbro (Hasbro conducts periodic on-site inspections of working and living conditions, including unannounced visits, audits the production records and practices of the facilities and requires facilities to promptly address compliance issues or face termination by Hasbro).

      Hasbro’s Code of Conduct sets forth workplace standards with which all vendors manufacturing Hasbro products must comply. Hasbro also reserves auditing and monitoring rights with respect to all manufacturing facilities producing Hasbro products. To date, all factories located in the Far East which manufacture products for Hasbro have been audited by Hasbro inspectors and by outside firms hired by Hasbro. Hasbro engages two outside auditing firms to audit manufacturers’ compliance with the Code of Conduct and local law. Since 1994, Hasbro and its monitors have conducted over 1,450 manufacturing facility inspections, including over 466 inspections in 2004. Over the years, Hasbro has successfully worked with its manufacturers to correct any unacceptable practices discovered during the course of these inspections. Although serious violations are rarely found, Hasbro has, after unsuccessful attempts to have the vendor remedy them, terminated vendors for failure to comply. In addition, on a number of occasions Hasbro has met with shareholders to discuss its Code of Conduct and compliance procedures, including findings of third party audits engaged by Hasbro.
      In addition to corporate efforts, Hasbro has been and continues to be a leader in the toy industry (nationally and internationally) on the issue of workplace standards and compliance. Hasbro is a member of the Toy Industries of America (“TIA”) and Juvenile Products Manufacturers Association (“JPMA”) and sits on committees and forums worldwide to strengthen workplace standards and compliance. For example, Hasbro was at the forefront of developing industry-wide standards for fire prevention and emergency preparedness through the International Council of Toy Industries (“ICTI”). Hasbro was a principal drafter of the factory audit checklists for the ICTI Code of Business Practices and took a leadership role in the 2002 revisions to the ICTI factory audit checklists and guidance manual. Hasbro, as a member of TIA, strongly supports and endorses industry efforts to improve factory working conditions. In an effort to bring consistency to this initiative Hasbro has taken a leading role in promoting the adoption of ICTI’s comprehensive workplace standards throughout the industry. Hasbro itself is using the ICTI checklist, guidance and corrective action documents as a basis for monitoring factories and is requiring all of its Far East manufacturing vendors to be ICTI-certified by the end of 2005. Hasbro expects facilities manufacturing Hasbro products to apply for and achieve ICTI certification by an approved, independent auditing company. In addition, however, Hasbro will retain the right to conduct its own audits. The ICTI checklist, guidance and corrective action documents can be found at: http://www.toy-icti.org/info/code.htm.
      To conclude, Hasbro is an industry leader in the area of global working conditions and is proud of its efforts both on behalf of the Company and the toy industry in general. Given Hasbro’s strong commitment to the Global Business Ethics Principles, its extensive outside monitoring program, and its industry activism, the Board of Directors believes that the Company’s current program is best suited to ensure compliance and leadership on this important issue.
      For the reasons outlined above, the Board has concluded that the Company’s current Code of Conduct and compliance programs and procedures are in the best interests of the Company and its shareholders and thus is opposed to the shareholder proposal.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4.

OTHER BUSINESS
      Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
      In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 26, 2004 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report on Form 10-K for the year ended December 26, 2004, he or she may contact Karen Warren, Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02862, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Investor Relations using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Investor Relations at the address set forth above.
COST OF SOLICITATION
      The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., Inc. to aid in the solicitation of proxies at an estimated cost of $4,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., Inc. in person or by telephone.
      It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating the enclosed proxy and returning it in the pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barry Nagler
Secretary
Dated: April 8, 2005
Pawtucket, Rhode Island

Appendix A
HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE
MARCH 4, 2004
      The following are the standards that will be employed by the Hasbro, Inc. (the “Company”) Board of Directors in determining issues of director independence pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules of the New York Stock Exchange. For purposes of these standards (i) the Company is meant to include not only Hasbro, Inc., but all of its subsidiaries and divisions, and (ii) a director’s immediate family is deemed to include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law, and anyone else (other than employees) who resides in the director’s home.

•	The Board of Directors (the “Board”) must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company). The Company will disclose this determination in compliance with all applicable rules and regulations.

•	No director who is an employee (or whose immediate family member is an employee) of the Company can be independent until at least three years after such employment has ended.

•	No director who is affiliated with or employed by (or whose immediate family member is affiliated or employed in a professional capacity by) a present or former internal or external auditor of the Company can be independent until at least three years after the end of either the affiliation or the employment or auditing relationship.

•	No director can be independent if he or she directly or indirectly receives from the Company any fees or compensation other than that which is related solely to his or her service as a member of the Board or one of its committees. A director who accepts any consulting, advisory or other compensatory fees from the Company other than in this connection will not be considered independent. The same prohibition applies with respect to members of a director’s immediate family.

•	No director who (or whose immediate family member) is employed as an executive officer of another entity where any of the Company’s present executives serve on that entity’s compensation committee can be independent until at least three years after the end of such service or employment relationship.

•	No director who is an executive officer or an employee (or whose immediate family member is an executive officer) of an entity that makes payments to or receives payments from the Company for property or services in amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such entity’s consolidated gross revenues, can be independent until three years after falling below such threshold.

•	No director who is performing, or is a partner, member, officer, director or employee of any entity performing, paid consulting, legal, investment banking, commercial banking, accounting, financial advisory or other professional services work (“professional services”) for the Company can be independent until three years after such services have ended. Similarly, there can be no independence if a director’s immediate family member is performing, or is an executive officer or other senior executive of an entity performing, professional services for the Company, until three years after such services have ended.
Additional Relationships to Consider in Determining Director Independence
      The following are suggested parameters that the Board has agreed to consider in determining whether a director has a material relationship or affiliation with the Company that would impact a finding of independence. If a director satisfies all of the criteria set forth below it would suggest that the director, absent

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other contrary considerations, does not have a material relationship with the Company and is independent. If a director fails to satisfy one or more of the criteria set forth below, further Board inquiry and discussion is needed to determine if the director has a material relationship with the Company or may be found independent.

Business and Professional Relationships of Directors and Their Family Members

•	The director is not currently providing personally, and has not provided personally within the past three years, property, goods or services (other than services as a member of the Board or any committees thereof) to the Company or any of its executive officers.

•	No member of the director’s immediate family is currently providing personally, or has provided personally within the past three years, property, goods or services (other than services as an unpaid intern of the Company) to the Company or any of its executive officers.

•	The director is not currently receiving personally, and has not received personally within the past three years, property, goods or services from the Company. The foregoing requirements do not apply to compensation, services or goods paid or provided to the director solely in connection with the director’s service on the Board or any committees thereof, including $1,000 or less a year in the Company’s products which may be given to the director or one or more of the director’s family members as a director benefit.

•	No member of the director’s immediate family is currently receiving personally, or has received personally within the past three years, property, goods or services from the Company, excluding the de minimus Company product benefit mentioned above. The foregoing requirements do not apply to unpaid internships provided to a member of the director’s immediate family.

•	The director is not an executive officer or employee of any entity to which the Company was indebted at any time within the past three years or which was indebted to the Company at any time within the past three years in an amount that exceeded at the end of any such year the greater of (i) 2% of such entity’s consolidated assets or (ii) $1,000,000.

Compensation

•	Notwithstanding the restriction described above with respect to direct or indirect receipt of consulting, advisory or other compensatory fees other than in connection with Board or committee service, arrangements between the Company and (i) entities affiliated with the director or (ii) immediate family members of the director, which may be deemed to provide a form of indirect compensation to the director, will not result in a loss of status as an independent director provided such relationships do not violate the requirements set forth above.

Charitable Relationships

•	The director is not an executive officer or an employee of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

•	No member of the director’s immediate family is an executive officer of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

Stock Ownership

•	The director’s stock ownership, as determined in accordance with the rules of the SEC as applied to preparation of proxy statements, does not exceed 5% of the Company’s outstanding stock.

Other Family Relationships

•	The director is not related to any other member of the Company’s board of directors or any officer of the Company.

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Appendix B
HASBRO, INC.
2003 STOCK INCENTIVE PERFORMANCE PLAN

1.	Defined Terms
      Exhibit A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose
      The Plan has been established to advance the interests of the Company and to increase shareholder value by providing for the grant to Participants of Stock-based and other incentive Awards which provide such Participants with a proprietary interest in the growth and performance of the Company and with incentives for continued service to the Company and its Affiliates.

3.	Term
      The Plan shall become effective upon adoption of the Plan by the Board, subject to shareholder approval within twelve months after adoption. The Board may grant Awards under the Plan prior to such shareholder approval, but any such Award shall become effective as of the date of grant only upon such approval and, accordingly, no such Award may be exercisable prior to such approval. The Plan shall remain in effect until December 31, 2008 unless sooner terminated by the Board, subject to Section 10 hereof. After termination of the Plan, no future Awards may be granted under the Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions.

4.	Administration
      The Administrator has full and exclusive discretionary authority, subject only to the express provisions of the Plan, to interpret, construe and implement the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe, implement and modify forms, rules and procedures for operation of the Plan; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties and Participants under the Plan. The Administrator shall be entitled to rely on reports, opinions, or statements of officers or employees of the Company as well as those of counsel, public accountants and other professional or expert persons. No member of the Administrator shall be subject to any individual liability with respect to the Plan.
      Notwithstanding the foregoing, as is more fully set forth in Section 10 of the Plan, the Administrator may not make material amendments to the Plan or reprice Stock Options granted under the Plan without shareholder approval.
      The grant of any Awards under the Plan is at the sole discretion of the Administrator. The Plan does not entitle any person eligible to participate in the Plan to any Awards and there is no guarantee that any person eligible to participate will be granted Awards under the Plan. No Participant shall have any right by reason of the grant of any Award under the Plan to continued employment by the Company. To the extent that Awards are made under the Plan, the terms of Awards may differ between different Award grants and Participants, whether or not such Participants or potential Participants are similarly situated.

5.	Shares Subject to the Plan and Limits on Awards Under the Plan
      (a) Number of Shares. A maximum of 5,000,000 shares of Stock may be delivered pursuant to Awards under the Plan. No more than 1,000,000 shares of Stock may be delivered pursuant to Awards other than Stock Options or SARs. Notwithstanding anything in the Plan to the contrary, any shares of Stock that are issued by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares of Stock available for delivery under the Plan and the terms and conditions of any such awards shall be the original terms and conditions thereof as adjusted by or pursuant to any applicable acquisition agreements.
      (b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan. Any fractional Shares which, but for this provision, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional shares, less all applicable withholding taxes.
      (c) Award Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will together be an aggregate of 1,000,000 shares. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 200,000 shares, and, to the extent paid in cash, $1 million. The foregoing provisions will be construed and applied consistent with Section 162(m).

6.	Eligibility and Participation
      The Administrator will select Participants from among key Employees and directors of the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.	Rules Applicable to Awards
      (a) All Awards
      (1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. A Participant shall have no rights with respect to the Plan, or any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions, and provisions of the Plan and the Award applicable to such Participant have been met. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant.
      (2) Transferability. Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.
      (3) Vesting, Etc. The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with the recruitment of new Employees (including new officers) or new directors, (i) Stock Options shall vest in equal annual installments over a period of not less than three years and (ii) Restricted Stock and Deferred Stock shall vest not earlier than three years from the grant date of the Award. Subject to the foregoing restriction, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Administrator may at any time accelerate the vesting or exercisability of an Award, without being subject to the limitations set forth in the first sentence of this Section 7(a)(3), if such acceleration is associated with the death, disability, retirement or other termination of Employment or service of a Participant. For purposes of the foregoing sentence, the Administrator will have sole and conclusive power to define the types of disability, retirement or other termination of Employment or service associated with such acceleration.
      The Administrator has full power and authority to determine, for each Award, how long after cessation of the Participant’s Employment or service as a director an Award requiring exercise will continue to be exercisable. Unless the Administrator expressly provides otherwise in the applicable Award agreement or through other means, immediately upon the cessation of the Participant’s Employment or service as a director an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that these default rules further provide, unless otherwise modified by the Administrator for a particular Award or Awards, that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment or service as a director, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months from the date of termination or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(3)(A), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(3)(B), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment or service as a director will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment or service as a director has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.
      (4) Taxes. The Administrator will make such provision for the withholding of all applicable taxes as it deems necessary. The Administrator may, but need not, permit a Participant to satisfy tax withholding requirements by (i) having the Participant deliver cash or a check payable to the order of the Company, (ii) holding back shares of Stock from an Award, or (iii) permitting a Participant to tender shares of Stock which have been owned by the Participant for at least six months having a Fair Market Value equal to the amount of the applicable withholding taxes. In no event may withholding taxes paid by a Participant exceed the minimum withholding required by law. Subject to the provisions of the Plan, the Administrator may, but need not, pay all or a portion of the tax liability incurred or to be incurred by a Participant as a result of Awards made to or settled by such Participant under the Plan.
      (5) Dividend Equivalents, Deferrals, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Such dividend equivalents and other payments may be paid currently or may be credited to an account established under the Plan in the name of the Participant.
      The Administrator may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents on deferred amounts denominated in Stock.
      (6) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

      Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create, or be construed to create, a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award under the Plan, such rights, unless otherwise determined by the Administrator, shall be no greater than the rights of an unsecured general creditor of the Company.
      (7) Section 162(m). This Section 7(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or a SAR. In the case of any Performance Award to which this Section 7(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 7(a)(7) applies may be granted after the fifth anniversary of the approval of the Plan by shareholders of the Company until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.
      (b) Awards Requiring Exercise
      (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
      (2) Exercise Price. The exercise price of a Stock Option will not be less than the Fair Market Value of the Stock subject to the Stock Option, determined as of the date of grant.
      (3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by any other means acceptable to the Administrator or (v) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above in this Section 7(b)(3) may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
      (c) Awards Not Requiring Exercise
      Awards of Restricted Stock, Deferred Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

8.	Effect of Certain Transactions
      (a) Change in Control
      (1) Upon the occurrence of an event constituting a Change in Control, all Awards outstanding on such date shall become 100% vested and shall be paid in cash to the Participant as soon as may be practicable, less all applicable withholding taxes. Upon such payment, such Awards shall be cancelled.
      (2) The amount of cash to be paid with respect to Stock Options, SARs, Restricted Stock, Deferred Stock and Unrestricted Stock shall be determined by multiplying the number of such Awards by (i) in the case of Restricted Stock, Unrestricted Stock and Deferred Stock, the CIC Price, provided, however, that in the case where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the number of Awards to be multiplied shall be the number of shares issued or vested pursuant to the Award as determined in accordance with the Award agreement and in the case where the performance period, if any, has not been completed upon the occurrence of a Change in Control, the number of Awards to be multiplied shall be the higher of the target number of such Awards as determined by the Administrator at the time of grant and the number of shares issuable based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, (ii) in the case of Stock Options, the difference between the exercise price per share and the CIC Price, if the CIC price is higher, and (iii) in the case of SARs, the difference between the exercise or designated price per share and the CIC Price, if the CIC price is higher. In addition, all accrued dividends and dividend equivalents or interest accrued on deferred settlements shall be paid. In the case of Cash Awards the amount of cash to be paid shall be determined, (i) where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the value of such award as determined in accordance with the Award agreement and (ii) where the performance period, if any, has not been completed upon the occurrence of Change in Control, the higher of the target value of such awards as determined by the Administrator at the time of grant and the value of such awards based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period.
      (b) Changes in and Distributions with Respect to the Stock
      (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination or exchange of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum numbers of shares that may be delivered under the Plan and certain types of Awards under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
      (2) Certain Other Adjustments. To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to shareholders and other changes that impact the Stock or Awards other than those provided for in Section 8(a) and 8(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.
      (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

9.	Legal Conditions on Delivery of Stock
      The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.	Amendment and Termination
      The Administrator may at any time terminate the Plan as to any future grants of Awards and may at any time and from time to time amend or modify the Plan or any outstanding Award for any purpose which may at the time be permitted by law; provided, however, that no material amendment to the Plan (including an amendment to reprice Stock Options granted under the Plan) shall become effective without shareholder approval; and further provided, that except as otherwise expressly provided in the Plan or required by law, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. For purposes of this Section 10, neither a termination of the Plan nor any amendment or modification to an outstanding Award under the Plan (other than to reprice Stock Options) shall be considered a material amendment to the Plan.
      The Administrator may, subject to the provisions of the Plan, create sub-plans to the Plan that may incorporate such terms as it considers necessary or desirable to operate the Plan in any non-United States jurisdiction in which Participants are situated and may implement such sub-plans in the form of schedules to the Plan applicable to the specified jurisdiction, provided that any Stock issued pursuant to such sub-plans shall be counted against the limits set forth in Section 5 of the Plan. Any such sub-plans created by the Administrator may provide for greater restrictions on Awards than those set forth in the Plan, but may not provide for greater benefits to Participants than the benefits permitted under the Plan itself.

11.	Other Compensation Arrangements
      The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

12.	Governing Law
      The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the State of Rhode Island and applicable federal law.

Exhibit A
Definition of Terms
      The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
      “Administrator”: The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate. For any Awards subject to the requirements of Section 162(m), the composition of any Committee functioning as the Administrator with respect to such Awards will meet all of the requirements of Section 162(m).
      “Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
      “Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Performance Awards.

(vii) Cash Awards.
      “Board”: The Board of Directors of the Company.
      “Cash Award”: An award denominated in cash that would constitute a “derivative security” for purposes of Rule 16b-6 or any successor Rule under the Securities Exchange Act of 1934 (the “1934 Act”) if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3 under the 1934 Act. The payment of a Cash Award may be subject to such restrictions and conditions as may be established by the Administrator.
      “Change in Control”: Any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (i) the then outstanding shares of the Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:

(a) any acquisition directly from the Company or any of its subsidiaries;

(b) any acquisition by the Company or any of its subsidiaries;

(c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;

(d) any acquisition by Alan or Sylvia Hassenfeld, members of their respective immediate families, or heirs of Alan or Sylvia Hassenfeld or of any member of their respective immediate families, the Sylvia Hassenfeld Trust, the Merrill Hassenfeld Trust, the Alan Hassenfeld Trust, The Hassenfeld Foundation, any trust or foundation established by or for the primary benefit of any of the foregoing or controlled by one or more of any of the foregoing, or any affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the 1934 Act) of any of the foregoing; or

(e) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and the Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Stock and Outstanding Voting Securities, as the case may be; or

(ii) Individuals who, as of the effective date of the Plan constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Stock and Outstanding Voting Securities, as the case may be; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Stock and Outstanding Voting Securities, as the case may be.
      “CIC Price”: The higher of (i) the highest price paid for a share of the Stock in the transaction or series of transactions pursuant to which a Change in Control shall have occurred, or (ii) the highest reported sales price of a share of the Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred. To the extent that the consideration paid in any transaction or series of transactions described in (i) above consists in whole or in part of non-cash consideration, the value of such non-cash consideration shall be determined in the sole discretion of the Administrator.
      “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
      “Committee”: One or more committees of the Board meeting any applicable legal and other requirements.
      “Company”: Hasbro, Inc.

      “Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.
      “Employee”: Any person who has an Employment relationship with the Company or an Affiliate.
      “Employment”: A Participant’s employment or other service relationship with the Company and/or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in the instructions to Form S-8 promulgated by the Securities and Exchange Commission to the Company or any of its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.
      “Fair Market Value”: The average of the high and low sales prices of the Stock as reported in The Wall Street Journal for New York Stock Exchange Transactions or similar successor consolidated transactions reports for the relevant date (or the comparable consolidated transaction reports for any other national securities exchange or NASDAQ National Market Issues, if the Stock is admitted for trading or quotation on said exchange or market), or, if no sales of the Stock were made on said exchange or market on that date, the average of the high and low prices of the Stock as reported in said composite transactions report for the preceding day on which sales of the Stock were made on said exchange or market. If the Stock is not then trading on an exchange or quoted in NASDAQ National Market Issues, then Fair Market Value shall be the mean between the bid and asked prices for the relevant over-the-counter transaction on such date or the preceding day on which sales of Stock were made over-the-counter, or if there are not such transactions, Fair Market Value shall be determined in good faith by the Administrator. Notwithstanding the foregoing, for purposes of valuing Stock delivered to the Company by a Participant in payment of the exercise price of a Stock Option or Stock delivered or withheld in payment of applicable tax withholding, if the Participant sells, on a national securities exchange, or on NASDAQ or over-the-counter, the Stock acquired on the same day as the date of exercise, the Administrator shall have the discretion to deem the per share Fair Market Value of the Stock so delivered or withheld to be the actual sales price per share of the Stock so sold. Under no circumstances shall Fair Market Value be less than the par value of the Stock.
      “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.
      “Participant”: A person who is granted an Award under the Plan.
      “Performance Award”: An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.
      “Performance Criteria”: Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any one or any combination of the following criteria (determined either (i) on a consolidated basis or, (ii) as the context permits and as determined by the Administrator, on a segment, divisional, sector, subsidiary, business unit, line of business, project or geographical basis or on the basis of one or more designated products or brands (herein collectively “business unit”), or in combinations thereof, all as selected by the Administrator in each individual case): net earnings; earnings per share; net earnings per share; stock price; net revenues; gross profit; operating profit; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; cost control; cash net earnings; return on assets; return on capital investment; return on shareholders’ equity; return on net revenues; net cash provided by operating activities; working capital; economic value added; total shareholder return on common stock relative to S&P 500 Index; total shareholder return on common stock relative to the Russell 1000 Consumer

Discretionary Index; sales; core brands growth; core brands net revenues; operating margin; and free cash flow. Performance goals utilizing the foregoing business criteria may be based upon the achievement of specified levels of consolidated or other business unit performance under one or more of the measures described above relative to internal targets, the past performance of the Company or relevant business unit, or the past, present or future performance of other corporations or their relevant business units. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. In setting the Performance Criteria the Administrator intends to set goals which are indicative of strong performance. Satisfaction of Performance Criteria may, in the Administrator’s discretion, be determined to the extent applicable, (i) in accordance with generally accepted accounting principles applied on a consistent basis and/or (ii) exclusive of designated (a) changes in accounting principles, (b) extraordinary items, (c) material restructurings, (d) material nonrecurring items, (e) material non-budgeted items and (f) results of operations of acquisitions or divestitures consummated during the fiscal year; each of the items in this section (ii) being excluded to the extent authorized by the Administrator.
      “Plan”: The Hasbro, Inc. 2003 Stock Incentive Performance Plan as from time to time amended and in effect.
      “Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
      “Section 162(m)”: Section 162(m) of the Code, or any successor provision.
      “SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.
      “Stock”: Common Stock of the Company, par value $.50 per share.
      “Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price. Stock Options can be either ISO’s or non-incentive options.
      “Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

FIRST AMENDMENT TO
HASBRO, INC. 2003 STOCK INCENTIVE PERFORMANCE PLAN
      The Hasbro, Inc. 2003 Stock Incentive Performance Plan (the “2003 Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this First Amendment to Hasbro, Inc. 2003 Stock Incentive Performance Plan (the “First Amendment”) by the shareholders of Hasbro, Inc. (the “Company”).
      Notwithstanding the foregoing, this First Amendment shall only become effective if approved by the Company’s shareholders at the Company’s 2005 Annual Meeting of Shareholders, or any adjournment thereof.
      1. The first two sentences of Section 5(a) of the 2003 Plan are deleted and replaced in their entirety with the following:

“A maximum of 10,000,000 shares of Stock may be delivered pursuant to Awards under the Plan. No more than 3,500,000 shares of Stock may be delivered pursuant to Awards other than Stock Options or SARs.”

0537-PS-05

Appendix C

HASBRO, INC.
1027 NEWPORT AVENUE
PAWTUCKET, Rl 02862

Dear Fellow Shareowner:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 10:00 a.m. on Thursday, May 19, 2005, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.

     Your Vote Matters. Whether or not you plan to attend the 2005 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2005 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.

Sincerely,

Alan G. Hassenfeld
Chairman of the Board

YOUR VOTE IS IMPORTANT

DETACH HERE	ZHAS42

PROXY

HASBRO, INC.

Annual Meeting of Shareholders — May 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints ALAN G. HASSENFELD and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 19, 2005 at 10:00 a.m. at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment thereof.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3; “AGAINST” PROPOSAL 4 AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND PROMPTLY MAIL
IN THE ENCLOSED ENVELOPE.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

HASBRO, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Please read the accompanying proxy statement and proxy card.

Your vote is important. Please vote your shares.

Vote-by-lnternet Log on to the Internet and go http://www.eproxyvote.com/has

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZHAS41

☒	Please mark votes as in this example.	0537

The Board of Directors recommends a vote “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4.

1.	Election of Directors For Terms Expiring in 2006:
(01) Basil L. Anderson, (02) Alan R. Batkin, (03) Frank J. Biondi, Jr., (04) John M. Connors, Jr., (05) E. Gordon Gee, (06) Jack M. Greenberg, (07) Alan G. Hassenfeld, (08) Claudine B. Malone, (09) Edward M. Philip, (10) Eli J. Segal, (11) Paula Stern and (12) Alfred J. Verrecchia.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment to the 2003 Stock Incentive Performance Plan.	☐	☐	☐

3.	Ratification of KPMG LLP as the Company’s independent auditor for the 2005 fiscal year.	☐	☐	☐

4.	Shareholder Proposal Hasbro, Inc. — Global Human Rights Standards.	☐	☐	☐

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

If any of your shares represented by this Proxy are held under the Hasbro Retirement Savings Plan, you must indicate your vote on the above proposals. If no box in Proposal 1, 2, 3 or 4 above is marked, your shares held under the Retirement Savings Plan will not be voted with respect to that Proposal.

Sign exactly as your name(s) appear(s) hereon. When signing in a representative capacity, please give full title as such. If more than one name is shown, including the case of joint tenants, each person should sign.

Signature:	Date:	Signature:	Date: